                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1

                                       TO

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                October 26, 1999

                     ---------------------------------------
                Date of Report (Date of earliest event reported)

                             AMKOR TECHNOLOGY, INC.

                     ---------------------------------------

             (Exact name of Registrant as specified in its charter)

                                    Delaware

                     ---------------------------------------

                 (State or other jurisdiction of incorporation)

                 0-29472                                23-1722724
           --------------------            ------------------------------------
          (Commission File No.)            (IRS Employer Identification Number)

                              1345 Enterprise Drive
                             West Chester, PA 19380
                                 (610) 431-9600
                     ---------------------------------------

                    (Address of Principal Executive Offices)

                     ---------------------------------------


          (Former name or former address, if changed since last report)

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      The following financial statements and exhibits are filed as part of this
Report:

      (a) Financial statements of Anam Semiconductor, Inc. ("ASI"), prepared pursuant to Rule 3-05 of Regulation S-X.

[PRICEWATERHOUSECOOPERS LOGO]

ANAM SEMICONDUCTOR, INC.

REPORT ON AUDIT OF
CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 1998 AND 1997 AND
FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED
DECEMBER 31, 1998

SAMIL ACCOUNTING CORPORATION

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Anam Semiconductor, Inc.

We have audited the accompanying consolidated balance sheets of Anam Semiconductor, Inc. and its subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998 as prepared under generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit 1) the financial statements of Anam Engineering and Construction Co., Ltd. ("Anam Construction"), the investment in which is reflected in the consolidated financial statements referred to above using the equity method of accounting in 1998 and consolidated in 1997 and 1996, and 2) the financial statements of Anam USA, Inc, ("Anam USA") a wholly owned subsidiary. The financial statements of Anam Construction reflect total assets of $ 296,237 thousand at December 31, 1997 and total revenues of $ 387,946 thousand and $ 447,192 thousand for the years ended December 31, 1997 and 1996 respectively. The Company's net investment in Anam Construction was $0 at December 31, 1998 and the equity in its net loss was $56,884 in 1998. The financial statements of Anam USA reflect total assets of $ 235,343 thousand and $ 320,008 thousand at December 31, 1998 and 1997 respectively, and total revenues of $ 576,130 thousand, $ 544,148 thousand and $ 467,441 thousand for the years ended December 31, 1998, 1997 and 1996 respectively. Those statements referred to above were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Anam Construction and Anam USA, is based solely on the report of the other auditors. The report of the auditor of Anam Construction contained an informative disclosure paragraph relating to uncertainties about Anam Construction's ability to continue as a going concern.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Anam Semiconductor, Inc. and its subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles in the United States.

As discussed in Note 3 to the accompanying financial statements, Anam Semiconductor, Inc.'s revenues are generated primarily from semiconductor packaging and test services provided to Amkor Technology Inc. ("Amkor") pursuant to supply agreements.

As discussed in Note 4 to the accompanying financial statements, the operations of the Anam Semiconductor, Inc. and its subsidiaries in the Republic of Korea, have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused in part by the currency volatility in the Asia Pacific region.

As more fully described in Note 5 to the accompanying financial statements, on October 23, 1998, Anam Semiconductor, Inc. entered into the Korean financial restructuring program known as the "Workout Program". The Workout Program is the result of an accord among financial institutions to assist in the restructuring of Korean business enterprises and does not involve the judicial system. On February 23, 1999, Anam Semiconductor, Inc. was granted certain economic concessions through the Workout Program which was approved by its creditors committee.

/s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
June 5, 1999,
except as to Note 25, which is as of October 29, 1999 and as to Note 31, which is as of November 29, 1999.

                          Independent Auditors' Report

To the Shareholders of
Anam Engineering & Construction Co., Ltd.
Seoul, Korea

We have audited the accompanying consolidated balance sheets of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1998, 1997 and 1996, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the years then ended, all expressed in Korean Won (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Anam Engineering & Construction Co., Ltd. and its subsidiary as of December 31, 1998, 1997 and 1996, and the results of their operations, the changes in their shareholders' deficit and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has filed a voluntary petition for reorganization under the Corporate Reorganization Act in the Republic of Korea. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Company; or
(d) as to operations, the effect of any changes that may be made in its business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company's recurring losses from operations, negative working capital, and shareholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ahn Kwon & Co.

May 29, 1999

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Anam USA, Inc.
West Chester, Pennsylvania

We have audited the accompanying balance sheets of Anam USA Inc. (a Pennsylvania Corporation and a wholly-owned subsidiary of Anam semiconductor, Inc., Seoul,
ROK) (ASI) as of December 31, 1998 and 1997, and the related statements of income, stockholder's equity and cash flows for the years then ended (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anam USA, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

All of the Company's outstanding notes payable and letters of credit are guaranteed by ASI. ASI has a significant amount of debt relative to its equity. On October 23, 1998, ASI entered into a Korean financial restructuring program known as "Workout Program." On February 23, 1999, ASI was granted certain economic concessions through the Workout Program which was approved by the Korean Financial Supervisory Committee. The effects of the "Workout Program" and its impact on the Company are disclosed In Note 5.

As described in Note 7 to the financial statements, the Company has restated the accompanying financial statements to adjust for certain related entity transactions, these restated amounts are offsetting and consequently has no impact on the Company's financial position and results of operations for the years ended December 31, 1998 and 1997.

/s/ SIANA CARR & O'CONNOR, LLP

March 30, 1999
(except for the above last paragraph and Note 7, as to which the date is September 23, 1999)

                            ANAM SEMICONDUCTOR, INC.
                           CONSOLIDATED BALANCE SHEETS
                        ---------------------------------

                                                                Thousands of U.S. Dollars
                                                   -----------------------------------------------------
                                                   As of September 30,             As of December 31,
                                                   -------------------    ------------------------------
                                                         1999                1998                1997
                                                   -------------------    ----------          ----------
                                                      (Unaudited)
ASSETS

Current assets:
      Cash and cash equivalents                       $   15,608          $   15,452          $   37,748
      Restricted cash                                     31,637                  --              73,358
      Bank deposits                                       22,369              10,936              20,339
      Accounts and notes receivable
          Trade, net of allowance for
               doubtful accounts                          37,865              63,521              83,975
          Contracts receivable                                --                  --              28,717
          Due from affiliates, net of
               allowance for doubtful accounts                --               1,396              11,781
          Other                                           16,528              10,153              37,270
      Short-term loans to affiliates, net                  8,018              14,108              15,322
      Inventories                                         35,858              59,807             132,998
      Other current assets                                 5,949              22,597              82,532
                                                      ----------          ----------          ----------

                    Total current assets                 173,832             197,970             524,040

Non-current bank deposits                                    259                 879              18,913
Restricted cash                                               --               2,351              29,519
Investments
  Available for sale                                      35,931              34,009              35,974
  Affiliated companies                                    26,507              19,146              37,732
Long-term receivables
  Due from affiliate                                       2,906                  --             193,705
  Others                                                     245               5,729              10,470
Property, plant and equipment, less
  accumulated depreciation                             1,057,156           1,581,614           2,033,711
Other assets                                              41,207              37,252              38,050
                                                      ----------          ----------          ----------

  Total assets                                        $1,338,043          $1,878,950          $2,922,114
                                                      ==========          ==========          ==========


Continued;

   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued
                        ---------------------------------

                                                                 Thousands of U.S. Dollars
                                                   -----------------------------------------------------
                                                   As of September 30,             As of December 31,
                                                   -------------------    ------------------------------
                                                        1999                1998                1997
                                                   -------------------    ----------          ----------
                                                     (Unaudited)
LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities:
      Short-term borrowings                          $  113,408          $  228,112          $1,160,117
      Current portion of long-term debt                  97,015              13,954              80,159
      Trade accounts and notes payable                   36,186              42,759              62,680
      Other accounts payable                             58,973              75,211              28,454
      Accrued expenses                                    7,340              16,504              16,249
      Forward contract liability                         27,876              36,968             116,297
      Other current liabilities                           9,675               6,260              44,274
                                                     ----------          ----------          ----------

                    Total current liabilities           350,473             419,768           1,508,230

Long-term debt, net of current portion and
  discounts on debentures                               858,138           1,309,492             486,843
Long-term obligations under capital
  leases, net of current portion                        462,185             582,936             609,555
Accrued severance benefits, net                          46,896              65,727              42,477
Liability for loss contingency                           97,344              97,344                  --
Other long-term liabilities                               1,431               2,056              15,507
                                                     ----------          ----------          ----------

                    Total liabilities                $1,816,467          $2,477,323          $2,662,612
                                                     ----------          ----------          ----------

Commitments and contingencies

Continued;

   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                     CONSOLIDATED BALANCE SHEETS, Continued
                        ---------------------------------

                                                                                        Thousands of U.S. Dollars
                                                                      -------------------------------------------------------------
                                                                      As of September 30,             As of December 31,
                                                                      -----------------     ---------------------------------------
                                                                              1999                  1998                  1997
                                                                      -----------------     ---------------           -------------
                                                                          (Unaudited)
LIABILITIES AND
STOCKHOLDERS' EQUITY, Continued;

Minority interests in consolidated subsidiaries                           $        --           $    17,433           $    10,707
                                                                          -----------           -----------           -----------
Stockholders' equity:
      Capital stock, 5,000 par value;
        authorized 100 million shares of common
          stock and 30 million shares of
          preferred stock
      Common stock:
          issued and outstanding
          24,035,946 shares at September 30, 1999 and
          30,477,018 shares at December 31, 1998 and 1997                     152,122               192,849               192,849
      Series A preferred stock :
          issued and outstanding
          2,240,240 shares in 1999, 1998 and 1997                              15,167                15,167                15,167
      Series B preferred stock :
          issued and outstanding
          336,036 shares in 1999, 1998 and 1997                                 2,220                 2,220                 2,220
                                                                          -----------           -----------           -----------
                                                                              169,509               210,236               210,236

      Capital surplus                                                         190,007               182,347               182,347
      Receivable from stockholders                                           (101,598)             (116,417)             (129,809)
      Accumulated deficit                                                    (716,628)             (864,905)              (17,372)

      Accumulated comprehensive income (loss) :
          Unrealized gains (losses) in investments                             (6,741)                1,728                (6,164)
          Cumulative translation adjustment                                   (12,973)              (28,795)                9,557
                                                                          -----------           -----------           -----------

      Total stockholders' equity                                             (478,424)             (615,806)              248,795
                                                                          -----------           -----------           -----------

      Total liabilities and stockholders' equity                          $ 1,338,043           $ 1,878,950           $ 2,922,114
                                                                          ===========           ===========           ===========

       The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 --------------

                                                                             Thousands of U.S. Dollars
                                                     ------------------------------------------------------------------------------
                                                            For the nine months                     For the year ended
                                                            ended September 30,                         December 31,
                                                     ----------------------------        ------------------------------------------
                                                          1999            1998                1998           1997           1996
                                                     ------------    ------------        ------------   ------------   ------------
                                                      (Unaudited)    (Unaudited)
Sales                                                $    561,683    $    512,298        $    722,012   $  1,057,394   $    963,148

Cost of sales                                             422,995         416,271             592,263        778,490        689,503
                                                     ------------    ------------        ------------   ------------   ------------

Gross profit                                              138,688          96,027             129,749        278,904        273,645
                                                     ------------    ------------        ------------   ------------   ------------

Operating expenses
    Research and development                                2,918           1,879               2,433          3,385          2,791
    Depreciation                                            1,037           1,451               2,553          6,596          4,621
    Amortization of goodwill                                   --              --                 768          5,334          6,157
    Provision for doubtful accounts                           850             758               1,501          3,787          1,488
    Impairment of long-lived assets                            --         273,937             273,937         15,942             --
    Selling and administrative expenses                    25,346          35,735              51,634        108,626         98,944
                                                     ------------    ------------        ------------   ------------   ------------
       Total operating expenses                            30,151         313,760             332,826        143,670        114,001
                                                     ------------    ------------        ------------   ------------   ------------

Operating income (loss)                                   108,537        (217,733)           (203,077)       135,234        159,644
                                                     ------------    ------------        ------------   ------------   ------------

Other (income) expense
    Interest income                                        (3,567)        (13,374)            (20,715)       (45,151)       (37,584)
    Interest expense                                      147,021         163,423             227,799        168,932        160,531
    Foreign currency (gains) loss                         (10,270)         16,998             142,605       (159,897)       (11,756)
    Loss (Gains) from disposal of investments               4,938         (23,658)            (23,082)        (4,972)          (131)
    Loss on valuation of inventories                        2,557          14,685              15,140            543            744
    Impairment loss on  loans to affiliates                22,442          14,808             122,188             --             --
    Guarantee obligation loss                                  --         242,942              97,344             --          9,367
    Gains on sale of K4 and others                       (180,453)             --                  --             --             --
    Other, net                                             (1,479)         19,357              12,808          4,598         30,883
                                                     ------------    ------------        ------------   ------------   ------------
        Total other (income) expense                      (18,811)        435,181             574,087        (35,947)       152,054
                                                     ------------    ------------        ------------   ------------   ------------

Income (Loss) before provision for income taxes,
  equity in loss of affiliates and minority
     interest                                             127,348        (652,914)           (777,164)       171,181          7,590

Provision for income taxes                                 22,764           2,184               1,542        109,894        (14,265)

Equity in loss (gain) of unconsolidated affiliates           (653)         43,537              66,792         18,137            657
Minority interest                                              --           1,740               2,035          1,720          2,804
                                                     ------------    ------------        ------------   ------------   ------------

Net income (loss)                                    $    105,237    $   (700,375)       $   (847,533)  $     41,430   $     18,394
                                                     ============    ============        ============   ============   ============

        Unrealized gains (losses) in investments           (8,469)          5,962               7,892         (5,000)        (1,310)
        Translation adjustment (loss)                      15,822         (48,916)            (38,352)         8,450         (1,052)
                                                     ------------    ------------        ------------   ------------   ------------

Comprehensive income (loss)                          $    112,590    $   (743,329)       $   (877,993)  $     44,880   $     16,032
                                                     ============    ============        ============   ============   ============

PER SHARE DATA :

    Basic net income (loss) per common share                 4.44          (29.59)             (35.80)          2.04           1.41
                                                     ============    ============        ============   ============   ============

    Diluted net income (loss) per common share               3.95          (29.59)             (35.80)          1.99           1.40
                                                     ============    ============        ============   ============   ============

    Shares used in computing basic
      net income (loss) per common share               23,659,641      23,675,158          23,675,158     20,191,331     12,278,938
                                                     ============    ============        ============   ============   ============

    Shares used in computing diluted
      net income (loss) per common share               26,946,926      23,675,158          23,675,158     22,416,338     13,570,480
                                                     ============    ============        ============   ============   ============

       The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               (In thousands of US dollars except per share data)



                                                                   Common Stock                     Preferred Stock
                                                           ----------------------------      ---------------------------
                                                              Shares           Amount           Shares          Amount
                                                           -----------      -----------      -----------     -----------
Balance at January 1, 1996                                  15,311,421      $   102,658        2,240,240      $    15,167
Comprehensive income :
    Net income
    Unrealized gains on investments
    Currency translation adjustments

Comprehensive income
Cash advances to stockholders
Cash dividends
  Preferred  $0.47 per share
  Common  $0.42 per share
Stock dividends                                                428,576            2,747
Issuance of common stock                                     5,394,071           31,967
                                                           -----------      -----------      -----------     ------------
Balance at December 31, 1996                                21,134,068          137,372        2,240,240           15,167
                                                           -----------      -----------      -----------     ------------
Comprehensive income :
    Net income
    Unrealized gains (loss) on investments
    Currency translation adjustments

Comprehensive income
Net cash advances to stockholders
Stock dividends                                              3,170,110           20,941          336,036            2,220
Issuance of common stock                                     6,172,840           34,536
                                                           -----------      -----------      -----------     ------------
Balance at December 31, 1997                                30,477,018          192,849        2,576,276           17,387
                                                           -----------      -----------      -----------     ------------
Comprehensive loss :
    Net loss
    Unrealized gains on investments
    Currency translation adjustments

Comprehensive loss
Collection of receivable from stockholders
                                                           -----------      -----------      -----------     ------------
Balance at December 31, 1998                                30,477,018          192,849        2,576,276           17,387
                                                           -----------      -----------      -----------     ------------
Comprehensive loss (unaudited) :
    Net loss (unaudited)
    Unrealized gains on investments (unaudited)
    Currency translation adjustments (unaudited)

Comprehensive income (loss) (unaudited) :
Reverse stock split (unaudited)                             (6,801,860)         (43,040)
Issuance of common stock (unaudited)                           360,788            2,313
Others (unaudited)
Collection of receivable from stockholders (unaudited)
                                                           -----------      -----------      -----------     ------------
Balance at September 30, 1999 (unaudited)                   24,035,946      $   152,122        2,576,276      $    17,387
                                                           ===========      ===========      ===========     ============

                                                                                                        Accumulated
                                                                                                           Other
                                                          Capital     Receivable from    Accumulated    Comprehensive
                                                          Surplus      Stockholders        Deficit          Income         Total
                                                        -----------   ---------------- -- -----------   -------------   -----------
Balance at January 1, 1996                              $   114,551     $   (35,460)     $   (66,782)    $     2,305    $   132,439
Comprehensive income :
    Net income                                                                                18,394                         18,394
    Unrealized gains on investments                                                                          (1,310)         (1,310)
    Currency translation adjustments                                                                         (1,052)         (1,052)
                                                                                                                        -----------
Comprehensive income                                                                                                         16,032
Cash advances to stockholders                                                  (726)                                           (726)
Cash dividends
  Preferred  $0.47 per share                                                                  (1,062)                        (1,062)
  Common  $0.42 per share                                                                     (6,605)                        (6,605)
Stock dividends                                                                               (2,747)
Issuance of common stock                                     28,770                                                          60,737
                                                        -----------   ---------------- --------------   -------------   -----------
Balance at December 31, 1996                                143,321         (36,186)         (58,802)            (57)       200,815
                                                        -----------   ---------------- --------------   -------------   -----------
Comprehensive income :
    Net income                                                                                41,430                         41,430
    Unrealized gains (loss) on investments                                                                    (5,000)        (5,000)
    Currency translation adjustments                                                                           8,450          8,450
                                                                                                                        -----------
Comprehensive income                                                                                                         44,880
Net cash advances to stockholders                                           (93,623)                                        (93,623)
Stock dividends                                             (23,161)
Issuance of common stock                                     62,187                                                          96,723
                                                        -----------   ---------------- --------------   -------------   -----------
Balance at December 31, 1997                                182,347        (129,809)         (17,372)          3,393        248,795
                                                        -----------   ---------------- --------------   -------------   -----------
Comprehensive loss :
    Net loss                                                                                (847,533)                      (847,533)
    Unrealized gains on investments                                                                            7,892          7,892
    Currency translation adjustments                                                                         (38,352)       (38,352)
                                                                                                                        -----------
Comprehensive loss                                                                                                         (877,993)
Collection of receivable from stockholders                                   13,392                                          13,392
                                                        -----------   ---------------- --------------   -------------   -----------
Balance at December 31, 1998                                182,347        (116,417)        (864,905)        (27,067)      (615,806)
                                                        -----------   ---------------- --------------   -------------   -----------
Comprehensive loss (unaudited) :
    Net loss (unaudited)                                                                     105,237                        105,237
    Unrealized gains on investments (unaudited)                                                               (8,469)        (8,469)
    Currency translation adjustments (unaudited)                                                              15,822         15,822
                                                                                                                        -----------
Comprehensive income (loss) (unaudited) :                                                                                   112,590
Reverse stock split (unaudited)                                                               43,040                             --
Issuance of common stock (unaudited)                          3,867                                                           6,180
Others (unaudited)                                            3,793                                                           3,793
Collection of receivable from stockholders (unaudited)                       14,819                                          14,819
                                                        -----------   ---------------- --------------   -------------   -----------
Balance at September 30, 1999 (unaudited)               $   190,007     $  (101,598)     $  (716,628)    $   (19,714)   $  (478,424)
                                                        ===========   ================ ==============   =============   ===========


       The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             -----------------------

                                                                                    Thousands of U.S. Dollars
                                                                -------------------------------------------------------------
                                                                  For the year ended            For the nine months ended
                                                                      December 31,                    September 30,
                                                                -------------------------   ---------------------------------
                                                                   1999          1998         1998        1997        1996
                                                                -----------   -----------   ---------   ---------   ---------
                                                                (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income(loss)                                                 $ 105,237     $(700,375)   $(847,533)  $  41,430   $  18,394

Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
     Depreciation                                                  199,218       212,008      291,915     138,627     107,857
     Provision for severance benefits                                8,241        26,421       35,228      23,263      19,620
     Losses (Gains) on foreign currency translation, net           (10,270)       16,998      142,605    (159,897)    (11,756)
     Losses (Gains) on sale of investments, net                      4,938       (23,658)     (23,082)     (4,972)       (131)
     Impairment of long-lived assets                                    --       273,937      273,937      15,942          --
     Impairment loss on loan to affiliates                          22,442        14,808      122,188          --          --
     Guarantee obligation loss                                          --       242,942       97,344          --       9,367
     Loss (Gain) on investment in equity method investees, net        (653)       43,537       66,792      18,137         657
     Gains on sale of K4 & other fixed assets                     (180,453)           --
     Other, net                                                     (3,539)       14,685       32,841      28,492      11,193

Change in operating assets and liabilities, net of deconsolidation effects

     Decrease (Increase) in trade accounts and notes receivable     (9,072)      (21,168)      13,564       9,750      15,466
     Decrease (Increase) in other accounts receivable               (8,104)        3,963       32,763       1,437       3,506
     Decrease in contracts receivable                                   --            --           --      15,461      56,876
     Decrease (Increase) in due from affiliates                      8,684       (12,903)      (7,764)    (51,939)         --
     Decrease (Increase) in inventories                              7,311       (30,023)     (31,951)     72,412     (20,063)
     Decrease (Increase) in other current assets                     6,690        47,610       39,412     (35,167)    (70,049)
     Increase (Decrease) in trade accounts and notes payable       (35,014)       10,503       (9,597)      7,592      20,672
     Increase (Decrease) in other accounts payable                  27,975        43,612       43,869          80      (3,106)
     Increase (Decrease) in forward contract credit                 (8,431)      (62,790)     (79,329)    104,968      11,329
     Increase (Decrease) in other current liabilities                3,330        (3,778)      (2,495)     (7,974)     43,823
     Payments of severance benefits                                (15,632)       (4,574)      (6,099)     (6,755)     (7,725)
                                                                 ---------     ---------    ---------   ---------   ---------
          Net cash provided by operating activities              $ 122,898     $  91,755    $ 184,608   $ 210,887   $ 205,930
                                                                 ---------     ---------    ---------   ---------   ---------
     Continued;


   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued;
                             -----------------------


                                                                                       Thousands of U.S. Dollars
                                                                  ------------------------------------------------------------------
                                                                     For the nine months
                                                                     ended September 30,          For the year ended December 31,
                                                                  ------------------------     -------------------------------------
                                                                     1999         1998           1998          1997          1996
                                                                  -----------  -----------     --------      --------      ---------
                                                                  (Unaudited)  (Unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES:

   Decrease (Increase) in bank deposits                           $ (21,236)    $  12,263     $   9,403     $ 235,711     $(239,611)
   Decrease (Increase) in short term loans                            3,828      (113,853)     (227,641)      (15,228)          (55)
   Acquisition of property, plant and equipment                    (134,536)      (93,376)     (140,290)     (511,620)     (555,666)
   Proceeds from sale of property, plant and equipment              622,304         1,161         1,712        18,740         9,436
   Acquisition of investments                                        (6,064)       (9,074)       (8,937)      (26,959)      (38,867)
   Disposal of investment including AAPI                             38,092        30,075        39,698         6,353         1,026
   Decrease (Increase) in non-current bank deposits                    (259)      (33,173)       18,034         2,179        (9,155)
   Decrease (Increase) in restricted cash                           (31,610)      (12,040)       85,647       (66,955)       (1,799)
   Decrease (Increase) in long-term receivables                     (19,992)      174,768       171,979       (97,522)      (69,116)
   Decrease (Increase) in other assets                               (6,721)      (13,581)      (11,173)       20,919       (12,779)
   Deconsolidation of subsidiaries                                   (6,279)       (1,005)       (1,005)           --            --
                                                                  ---------     ---------     ---------     ---------     ---------
     Net cash (used in) provided by investing activities            437,527       (57,835)      (62,573)     (434,382)     (916,586)
                                                                  ---------     ---------     ---------     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Increase (Decrease) in short-term borrowings                    (111,562)      (68,692)      (91,884)      286,938       402,748
   Repayment of current maturities of long-term debt                (10,545)      (45,311)      (48,206)      (91,391)     (150,595)
   Borrowing of long-term debt                                      279,927        10,572        10,572       312,243       498,141
   Repayment of long-term debt                                     (636,204)      (39,366)      (50,175)       (1,054)       (3,831)
   Repayment of long-term obligations under capital leases          (99,859)      (30,559)      (39,848)       (2,556)         (613)
   Increase (Decrease) in other long-term liabilities                 1,548         6,826         1,883        15,507       (38,168)
   Dividends paid                                                        --            --            --            --        (7,667)
   Decrease (Increase) in receivable from stockholders               14,819        13,392        13,392       (93,623)         (726)
   Increase in capital                                                   --         2,676            --        96,723        60,737
                                                                  ---------     ---------     ---------     ---------     ---------
     Net cash (used in) provided by financing activities           (561,876)     (150,462)     (204,266)      522,787       760,026
                                                                  ---------     ---------     ---------     ---------     ---------


Effect of exchange rate changes on cash                               1,607        90,204        59,935      (316,111)      (14,350)
                                                                  ---------     ---------     ---------     ---------     ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        156       (26,338)      (22,296)      (16,819)       35,020

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF YEAR                                                 15,452        37,748        37,748        54,567        19,547
                                                                  ---------     ---------     ---------     ---------     ---------

CASH AND CASH EQUIVALENTS AT
   END OF YEAR                                                    $  15,608     $  11,410     $  15,452     $  37,748     $  54,567
                                                                  =========     =========     =========     =========     =========

Supplemental disclosures of cash flow information:

   Cash paid during the year for:
     Interest                                                     $ 155,932      $181,961      $221,900      $133,157     $  99,390
                                                                  =========     =========     =========     =========     =========
     Income taxes                                                 $  14,797     $   2,812     $   2,812     $   5,322     $   9,161
                                                                  =========     =========     =========     =========     =========
   Property, plant and equipments acquired through capital leases $      --     $   9,857     $  54,748     $ 505,897     $  78,057
                                                                  =========     =========     =========     =========     =========

   The accompanying notes are an integral part of these consolidated financial statements.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

1. Organization and Nature of Business:

    The Controlling Company

    Anam Semiconductor, Inc. (hereinafter referred to as "Anam" or "ASI"), incorporated in the Republic of Korea in August 1956, is a provider of semiconductor packaging and test services and manufacturer of watches, electrical wiring devices and other similar products. In 1998, Anam commenced operations to fabricate and sell non-memory semiconductor chips ("wafer fabrication").

    Anam changed its name from Anam Industrial Co., Ltd. to Anam Semiconductor, Inc. on March 20, 1998.

    Anam's semiconductor packaging and test facilities operate primarily for Amkor Technology, Inc. ("Amkor"), a United States affiliate. Anam packages and tests integrated circuits from wafers provided by Amkor (the "Packaging Service") pursuant to supply agreements (the "Supply Agreements") with Amkor. In addition, pursuant to the manufacturing and purchasing agreements with Texas Instruments Incorporated ("TI"), a United States corporation, further discussed in Note 3, Anam fabricates wafers, which are also sold to Amkor.

    The businesses of Anam and Amkor have been inter-related for many years and are under the common ownership by Mr. H. S. Kim and his family (the "Kim Family"). Mr. H.S. Kim currently serves as Anam's honorary chairman and his eldest son, Mr. James Kim, serves as Amkor's chairman and chief executive officer. Mr. James Kim also serves as a director of Anam and as the chairman of the Anam Group, consisting principally of companies in the Republic of Korea in the electronics and construction industries. As of December 31, 1998, Mr. H.S. Kim and his family owned approximately 40.7% of the outstanding common stock of Anam and 65.8% of the outstanding common stock of Amkor.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

1.  Organization and Nature of Business, Continued;

    Consolidated Subsidiaries and Significant Equity Investees:

    A) Major subsidiaries and significant equity investees included in the accompanying financial statements by either consolidation or equity method of accounting at December 31, 1998 are as follows:

     Subsidiaries               Capital Stock
--------------------  ----------------------------------    Direct and
                                          Thousand of        Indirect          Method of
                      Millions of Won      US dollars       Ownership(%)       Accounting
                      ---------------    ---------------    ------------     -------------
Anam Instruments         W  17,846         $ 23,555            67.24         Consolidation
Anam Construction*          25,898           32,563            49.00         Equity
Anam Environment*            1,200            1,729            50.83         Equity
Anam USA                      0.08              0.1           100.00         Consolidation
AAPMCI                       2,914            3,450           100.00         Consolidation
Anam S&T                    17,997           22,556            34.90         Equity
Anam Finance                39,000           45,899            44.60         Equity
Anam Telecom                47,958           57,135            27.11         Equity

* These entities were consolidated in 1997 and 1996 but deconsolidated in 1998.

    B) A summary of the subsidiaries referred to above is as follows:

    Anam Instruments Co., Ltd. (Anam Instruments)

    Anam Instruments was established under the name of Handeung Co., Ltd. in February, 1989 to manufacture and sell electronic parts and equipment. In December 1990, it merged with Anam Horologe Co., Ltd., an affiliate engaged in manufacturing and selling watches. Concurrently, the company changed its name to Anam Instruments Co., Ltd. In October 1994, Anam Instruments obtained the optical products and semiconductor machinery business of Anam.

    As of December 31, 1998, its capital stock is W17,846 million ($23,555), of which Anam Semiconductor owned 67.24%. Anam Instruments holds investments in Anam Instrument Phils., Inc., Anam China Co., Ltd. and Anam Information Technology Co., Ltd.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

1.  Organization and Nature of Business, Continued;

    Anam Engineering and Construction Co., Ltd. (Anam Construction)

    Anam Construction was incorporated in March 1983. Anam Construction is a construction contractor for industrial and commercial buildings and is engaged in the construction of condominiums primarily in the Republic of Korea. Its major customers are affiliated companies in the Anam Group. As of December 31, 1998, Anam Construction has outstanding capital stock of W25,898 million ($32,563), of which Anam owned 49.00%. Anam Construction became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998. It is currently under the control of a receiver appointed by the Court. The court issued an order for preservation of assets on October 30, 1998 and the commencement of the reorganization proceeding was made by the court on April 23, 1999. A draft reorganization plan is scheduled for submission at the statutory meeting of interested parties. Approval of the draft reorganization plan by the creditors is expected to be made in late 1999 or early 2000. As a result of this filing, Anam lost control over Anam Construction. Anam deconsolidated this entity and accounted for it as an investment under the equity method as of and for the year ended December 31 1998.

    Anam Construction holds investments in Anam Environmental Industry Co., Ltd. and Anam Thai Engineering & Construction Co., Ltd.

    Anam Environmental Industry Co., Ltd. (Anam Environment)

    Anam Environment was incorporated under the name of Yu-Bong Industry Co., Ltd. in February 1986 and is engaged in treatment of industrial scrap in the Republic of Korea. Anam holds interest in Anam Environment through Anam Construction. As of December 31, 1998, Anam Environment's capital stock is W1,200 million ($1,729), of which Anam Construction owned 50.83%. As a subsidiary of Anam Construction, this entity was also deconsolidated by Anam and accounted for by the equity method as of and for the year ended December 31, 1998.

    Anam USA, Inc. (Anam USA)

    Anam USA was incorporated in Philadelphia, United States in September 1994, to sell semiconductor products of Anam. As of December 31, 1998, its capital stock is US$0.1 of which Anam owned 100%.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

1.  Organization and Nature of Business, Continued:

    Anam/Amkor Precision Machine Company (Philippines), Inc. (AAPMCI)

    AAPMCI was incorporated in Manila, Philippines in April 1995 to manufacture semiconductor equipment. As of December 31, 1998 its capital stock amounted to 98 million Philippine Pesos ($3,450) of which Anam owned 100%.

    Anam S&T Co., Ltd. (Anam S&T)

    Anam S&T was incorporated in January 1979. It is engaged in designing semiconductors, manufacturing and selling semiconductor equipment and the Value Added Network business. In September 1991, Anam S&T was registered as a foreign invested company under the Foreign Capital Inducement Law of the Republic of Korea.

    As of December 31, 1998 its capital stock amounted to W17,997 million ($22,556), of which Anam owned 34.90%.

    Hanmi-Anam Financial Service Co., Ltd. (Anam Finance)

    Anam Finance was established in May 1994 and is engaged in installment financing and factoring. As of December 31, 1998 its capital stock amounted to W39,000 million ($45,899), of which Anam and its subsidiaries owned 39.00% and 5.60%, respectively.

    Anam Telecommunications Co., Ltd. (Anam Telecom)

    Anam Telecom was established in August 1997, and is engaged in the telecommunication business. As of December 31, 1998, its capital stock amounted to W47,958 million ($57,135), of which Anam owned 27.11%.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

1.  Organization and Nature of Business, Continued;

    C) Change in Entities included in Consolidation -

    As of December 31, 1998, Anam owned 49.00% of Anam Construction. Anam's ownership percentage decreased from 56.15% as of December 31, 1997 due to Anam Instrument's sale of its 10.64% interest in Anam Construction to Anam Electronics Co., Ltd., an affiliated company through common ownership by the Kim family, on September 29, 1998. Furthermore, Anam Construction filed for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998. As part of the reorganization, Anam Construction was placed under the control of a receiver. Because management of Anam no longer exercises control over Anam Construction, Anam deconsolidated its investment in Anam Construction, including its consolidated subsidiary, Anam Environment, and accounted for it under the equity method of accounting during 1998, effective January 1, 1998.

    Prior to January 1, 1998, due to continuous net loss incurred by Anam Construction, the accumulated net losses from Anam Construction included in the consolidated financial statements had exceeded Anam's original investment. The Company continued to record such excess net loss due to the existence of a parent-subsidiary relationship. At January 1, 1998, when the Company deconsolidated Anam Construction, accumulated losses in excess of original investment were reclassified as part of the allowance for the Company's loan to Anam Construction.

    After the deconsolidation, the Company continued recognition of its share of Anam Construction's losses and such losses were recorded as part of the allowance for the Company's loan to Anam Construction. In addition, due to the significant financial difficulty experienced by Anam Construction in 1998, the Company recorded additional allowance for its loan to Anam Construction to reduce the net loan balance to zero.

    Both Anam Construction and Anam Environment were consolidated in the accompanying financial statements for 1997 and 1996.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies:

    The consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America ("U.S. GAAP"). Significant accounting policies followed by Anam and its consolidated subsidiaries (hereinafter collectively referred to as the "Company") in the preparation of the accompanying consolidated financial statements are summarized below.

    Principles of Consolidation -

    The accompanying consolidated financial statements include the accounts of Anam and its greater than 50% owned subsidiaries. The interest of other stockholders in these subsidiaries is reflected as minority interests. The equity method of accounting is used when Anam has both a 20% to 50% equity interest and the ability to exercise significant influcence over the investee. Investments in companies owned less than 20% are carried at cost. All significant intercompany transactions and balances with consolidated subsidiaries have been eliminated in consolidation.

    Unrealized profit arising from sales by the controlling company to the equity-method investees is fully eliminated and charged to the interest of the controlling company. Unrealized profit, arising from sales by the consolidated subsidiaries or equity-method investees to the controlling company or sales between consolidated subsidiaries or equity-method investees, is eliminated to the extent of the investor ownership interest.

    Use of Estimates -

    The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The most significant estimates and assumptions relate to the allowance for uncollectable accounts receivables, guaranty obligations, depreciation and impairment of long-lived assets. Actual results could differ from those estimates and may affect amounts reported in future periods. Management believes that the estimates are reasonable.

    Cash and Cash Equivalents -

    Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at purchase.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Restricted Cash-

    Restricted cash consists of current and non-current bank deposits, which are pledged in connection with various short-term borrowings (Note 14), long-term debt (Note 16) and group severance insurance plans (Note 15). Restriced cash at December 31, 1998 and 1997 was $2,351 and $102,877, respectively.

    At December 31, 1998 and 1997, $2,286 and $1,597, respectively, of restricted cash represent deposits made under group severance insurance plans, the withdrawal of which is restricted to the actual payment of severance benefits. The Company classified those restricted bank deposits with remaining maturities between three months to one year at the balance sheet date as current and all other restricted bank deposits as non-current.

    Bank Deposits -

    Bank deposits consist of time deposits with banks and other financial institutions which have remaining maturities of more than three months at purchase. The Company classified these bank deposits with remaining maturities of one year or less at the balance sheet date as current and those with remaining maturities of more than one year as non-current.

    Available For Sale Securities -

    The Company accounts for those investments included in "Available for sale securities" under the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). This statement requires investment securities to be divided into one of three categories: held-to maturity, available for sale and trading.

    The Company currently classifies all investments in debt and equity securities as available for sale securities. Individual securities with remaining contractual maturity of less than one year at the balance sheet date are included in current assets, and others are included as non-current assets. All available for sale securities are recorded at fair value. Unrealized holding gains and losses on securities available for sale are reported as a separate component of stockholders' equity, net of related deferred taxes. Realized gains and losses on the sale of securities available for sale are determined using the specific identification method and are charged to current operations.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Allowance for Doubtful Accounts -

    The Company provides an allowance for doubtful accounts receivable based on the aggregate estimated collectibility of accounts receivable.

    Inventories -

    Inventories are stated at the lower of cost or market, with cost being determined by the weighted average method, except for materials in-transit, for which cost is determined using the specific identification method.

    Property, Plant and Equipment -

    Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as set forth below:

                                                   Estimated Useful Lives
                                                   ----------------------
    Buildings                                             25    years
    Structures                                           2 - 40 years
    Machinery,  equipment and vehicles                   2 -  6 years
    Tools                                                3 -  5 years
    Furniture and fixtures                               3 -  6 years

    Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or materially extend the useful lives of the related assets are capitalized.

    Interest expense incurred during the construction period of assets on funds borrowed to finance such construction is capitalized. Capitalized interest costs at December 31, 1998 and 1997 approximate $14,554 and $9,964, respectively.

    The Korean government provides subsidies to the Company for purchases of certain buildings and machinery. The Company recorded such purchases at full acquisition costs and the related subsidies as a contra-asset account. The contra-asset account is reduced using the straight-line method over the estimated useful lives of the related assets.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Lease Transactions -

    The Company accounts for lease transactions as either operating leases or capital leases, depending on the terms of the underlying lease agreements. Assets leased under capital leases are recorded at cost as property, plant and equipment and depreciated using the straight-line method over their estimated useful lives. In addition, aggregate lease payments are recorded as obligations under capital leases, net of accrued interest as determined by total lease payments in excess of the cost of the leased machinery and equipment. Accrued interest is amortized over the lease period using the effective interest rate method.

    Machinery and equipment acquired under operating lease agreements are not included in property, plant and equipment. Instead, the related lease rentals are charged to expense as incurred.

    Discounts on Debentures -

    Discounts on debentures are amortized using the effective interest rate method over the repayment period of the debentures. The resulting amortization cost is included in interest expense.

    Accrued Severance Benefits -

    Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits are estimated assuming all eligible employees were to terminate their employment at the balance sheet date. The annual severance benefits expense charged to operations is calculated based on the net change in the accrued severance benefits payable at the balance sheet date, plus the actual payments made during the year.

    The Company is required by the Korean government to pay two percent of employee salary to the National Pension Fund, a government agency. Total payments made to the National Pension Fund are deducted from accrued severance benefits.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------


2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Revenue Recognition (non-construction business) -

    Substantially all revenues are recognized upon shipment of goods to customers. The Company does not take ownership of customer-supplied semiconductors. Title remain with the customer for these materials at all times. Accordingly, the cost of the customer-supplied materials is not included in the consolidated financial statements. Risk of loss for the Company's packaging costs passes upon completion of the packaging process and shipment to the customer. In regards to wafer fabrication services, the Company recognizes revenue upon shipment of completed wafers to its customers.

    Revenue Recognition (construction business) -

    Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer. Revenues from sale of constructed condominiums and some construction contracts are recognized on the completion method. This method is used because of unreliable estimates that cause forecasts to be doubtful. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

    Research and Development Costs -

    Research and development costs are expensed as incurred.

    Advertising Costs -

    Advertising costs are charged to current period operations when incurred. Advertising expenses for 1998, 1997 and 1996 were $946, $5,510 and $4,661, respectively.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Income Taxes -

    The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are computed on such temporary differences, including available net operating loss carryforwards ("NOL") and tax credits, by applying enacted statutory tax rates applicable to the years when such differences are expected to be reversed. A valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that such deferred tax assets will not be realized. Total income tax provision includes current tax expenses under applicable tax regulations and the change in the balance of deferred tax assets and liabilities.

    Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carryforward amount.

    Earnings Per Share -

    In February 1997, the Financial Accounting Standard Board (the "FASB") issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). This statement specifies the computation, presentation and disclosure requirements for earnings per share. The Company has calculated earnings per share based on the basic and diluted per share calculation (see Note 24). Basic EPS is computed using the weighted average number of common shares outstanding for the period while diluted EPS is computed assuming conversion of all dilutive securities, such as convertible bonds. Both computations reflect all stock dividends and the June 17, 1999 reverse stock split in the number of shares.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Remeasurement into US Dollar -

    The U.S. dollar is the functional currency for ASI because the dollar is the currency of reference for market pricing in the worldwide semiconductor industry and revenue from external sales in U.S. dollars exceeds revenues in any other currency. The functional currency used by ASI's subsidiaries and equity investees, with the exception of Anam USA, is the Korean Won. The functional currency used by Anam USA is the U.S. dollar.

    For financial statement purposes, assets and liabilities of ASI are remeasured into U.S. dollars from books and records kept in Korean Won using the monetary/non-monetary method. Monetary assets and liabilities, such as cash, receivables, borrowings and other payables, are translated to U.S. dollars at end-of-period exchange rates. Non-monetary assets and liabilities, such as inventory, investments and fixed assets, are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates for the period, except for items related to non-monetary assets and liabilities, which are translated using historical exchange rates. All translation gains and losses are included in the determination of income for the period in which exchange rates change.

    The financial position and results of operations of the Company's subsidiaries and equity-method investees except Anam USA are measured using local currency as functional currency. The financial statements of these subsidiaries and equity-method investees are translated to U.S. dollars using the current exchange rate method. All the assets and liabilities are translated to U.S. dollars at end-of-period exchange rates. Capital accounts are translated using historical exchange rates. Revenues and expenses are translated using average exchange rates. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

    The end of period exchange rates and average exchange rates for the period used to remeasure the assets, liabilities, revenues and expenses in accordance with the translation method stated above in 1998, 1997 and 1996 were as follows:

                                    Korean Won to U.S. dollar
                   --------------------------------------------------------
                   End of period exchange rates      Average exchange rates
                   ----------------------------      ----------------------
      1998               W1,195.80 = US$ 1              W1,398.88 = US$ 1
      1997               W1,695.80 = US$ 1              W  951.11 = US$ 1
      1996               W  844.20 = US$ 1              W  804.78 = US$ 1

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Dividends -

    In the event that cash dividends are declared in the future, such dividends will be paid in Korean Won. The Company does not intend to pay cash dividends in the foreseeable future.

    Derivative Financial Instruments -

    The Company enters into foreign currency exchange contracts, including forward and swap contracts, to manage the exposure to changes in currency exchange rates, principally the exchange rate between Korean Won and U.S. Dollar. The use of foreign currency forward contracts allows Anam to reduce its exposure to the risk that the eventual Korean Won cash outflows resulting from facility operating expenses, capital expenditures, local supplier purchases and debt service will be adversely affected by changes in exchange rates. These transactions do not meet the requirements for hedge accounting for financial statement purpose. Therefore the resulting realized and unrealized gains or losses, measured by quoted market prices, are recognized in income as the exchange rates change. These gains and losses are included in the foreign currency gains (losses) account. The net unrealized gains (losses) on these contracts are accrued in the balance sheet account, forward contract debit (credit).

    The Company enters into interest rate swap transactions to manage its exposure to the fluctuation of interest rates. These transactions are accounted for on an accrual basis, in which cash settlement receivable or payable is recorded as an adjustment to interest income or expense.

    In regards to the impact of derivative financial instruments on liquidity and cash flow, no significant extra cash requirement is expected. Furthermore, the Company enters into these derivative contracts with major financial institutions and continues to monitor the credit worthiness of these institutions. Management expects full performance from its counterparties under these contracts.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Allowance for credit losses on loans receivable

    The Company accounted for allowance for credit losses in accordance with SFAS 114, "Accounting by Creditors for Impairment of a Loan" (SFAS 114). Under SFAS 114, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral.

    When a loan is classified as impaired, no interest income is recognized. Any subsequent cash payment is applied to reduce the principal.

    Impairment of Long-Lived Assets -

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." In accordance with this standard, management periodically evaluates the carrying value of long-lived assets, including intangibles, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows are less than the asset's carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.

    Concentration of Credit Risk -

    Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of cash and cash equivalents, bank deposits, restricted cash, trade receivables, loans to affiliates and financial instruments with off-balance sheet risks.

    It is the Company's practice to place its cash and cash equivalents, bank deposits and restricted cash in various financial institutions located in Korea and the United States (U.S.) so as to limit the amount of credit exposure to any one financial institution. Deposits in U.S. banks may exceed the amount of insurance provided on such deposits by the Federal Deposit Insurance Corporation (the "FDIC"). The Company controls the credit risks associated with cash and cash equivalents, bank deposits and restricted cash by monitoring the financial standing of the related banks and financial institutions.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Concentration of Credit Risk, Continued -

    Anam performs and sells its Packaging Services exclusively to Amkor pursuant to the Supply Agreements. In 1998, 1997 and 1996, sales to Amkor accounted for substantially all of Anam's revenues and accounts receivables. Any reduction in purchases by Amkor could have an adverse impact on Anam's financial position, results of operations and cash flows.

    The loans to affiliates are uncollaterized and collection is subject to the operations of those affiliates. Management believes they have provided adequate allowance against these loans to reduce them to their net realizeable value.

    The Company controls the credit risks associated with financial instruments through credit approvals, investment limits and centralized monitoring procedures but does not normally require collateral or other security from the counterparties. If the counterparty fails to honor certain forward or swap contracts, management believes any loss would be limited to the exchange rate or interest rate differential from the time the contract was made and the settlement date. The Company conducts its derivative transactions with major financial institutions and does not anticipate non-performance by counterparties which could have a significant impact on its financial position or results of operations.

    Risks and Uncertainties -

    The Company's business involves certain risks and uncertainties. Factors that could affect the Company's future operating results and the carrying value of assets such as property, plant and equipment include, but are not limited to, dependence on a cyclical semiconductor industry that is characterized by rapid technological changes, fluctuations in end-user demands, evolving industry standards, competitive pricing and declines in average selling prices, risks associated with foreign currencies, and enforcement of intellectual property rights. Additionally, the market in which the Company operates is very competitive. Key elements of competition in the independent semiconductor packaging market include breadth of packaging offerings, time-to-market, technical competence, design services, quality, production yields, reliability of customer service and price. A substantial portion of the Company's revenues is derived from Packaging Services provided to Amkor pursuant to the Supply Agreements.

    Presentation of Unit Currency -

    All amounts in the financial statements have been presented in thousands of U.S. dollars, unless otherwise stated.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

2.  Summary of Significant Accounting and Financial Reporting Policies,
    Continued:

    Recent Accounting Pronouncements -

    In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". SOP 98-1 provides guidance on when costs related to software developed or obtained for internal use should be capitalized or expensed. The SOP is effective for transactions entered into for fiscal years beginning after December 15, 1998. The Company has reviewed the provisions of the SOP and does not believe adoption of this standard will have a material effect upon its results of operations, financial position or cash flows.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities", which establishes a comprehensive standard on accounting for derivatives and hedging. It is effective for all fiscal years beginning after June 15, 1999. The Company has reviewed the provisions of the SFAS No. 133 and has not yet quantified the impact of adopting SFAS 133. However, SFAS 133 could increase volatility in earnings.

    Interim Basis of Presentation -

    The interim financial statements as of September 30, 1999 and 1998 and for the nine months ended September 30, 1998 and 1999 are unaudited and reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for the full year.

3.  Relationship with Amkor :

    The businesses of Anam and Amkor have been inter-related for many years by virtue of the Supply Agreements (See Note 1), common ownership and management, financial relationships, coordination of product and operating plans, joint research and development activities and shared intellectual property rights.

    At December 31, 1997, Amkor owned 8.1% of the outstanding stock of ASI. On February 16, 1998, Amkor sold its investment in ASI common stock for $13,863 to AK Investments, Inc., an affiliate through common ownership of Kim Family, based on the market value of ASI shares on the Korean Stock Exchange.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

3.  Relationship with Amkor, Continued:

    At December 31, 1997, ASI owned 40% of the outstanding stock of Amkor/Anam Philipinas, Inc. ("AAPI"). On May 22, 1998, ASI sold its investment in AAPI common stock for $33,750 to Amkor and $22,329 of realized gain from the sale was recognized.

    In 1998, 1997 and 1996, approximately 91.5%, 77.1% and 75.2%, respectively, of Anam's revenues was derived from sales to Amkor. By the terms of a long-standing agreement, Amkor has been responsible for marketing and selling ASI's semiconductor packaging and test services, except to customers in Korea and Japan to whom ASI has historically sold such services directly. During 1998, Amkor became responsible for marketing and selling ASI's semiconductor packaging and test services to the majority of ASI's customers in Japan. ASI has worked closely with Amkor in developing new technologies and products.

    Effective January 1, 1998, ASI entered into the five-year Supply Agreements with Amkor giving Amkor the first right to market and sell substantially all of ASI's packaging and test services and the exclusive right to market and sell all of the wafer output of ASI's new wafer foundry, both of which have negotiable pricing terms, taking into consideration factors such as changes in the semiconductor market, forecasted demand, product mix, capacity utilization and fluctuations in exchange rates as well as the mutual long-term strategic interest of Anam and Amkor. Amkor, in return, is responsible for sales of Packaging Services and is obligated to actively and diligently market the Packaging Services to potential and existing customers.

    Pursuant to arrangements between Anam and Amkor, all sales from Anam to Amkor are made through Anam USA ("AUSA"). Prior to Amkor's initial public offering in 1998, Amkor obtained a significant portion of its financing from AUSA. AUSA obtained for the benefit of Amkor a continuous series of short-term financing arrangements based on guarantees provided by ASI. Pursuant to the Supply Agreements, Amkor reimburses AUSA for the financing costs incurred by it in connection with trade financing provided to Amkor. Amkor no longer depends on such financing arrangement as of December 31, 1998.

    These agreements are cancelable by either party upon five years prior written notice at any time after the fifth anniversary of the effective date. The Company's business, financial condition and operating results have been and will continue to be significantly dependent on the ability of Amkor to effectively market ASI's services. The termination of ASI's relationship with Amkor for any reason, or any material adverse change in Amkor's business could have a material adverse effect on ASI's business, financial condition and results of operations.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

3.  Relationship with Amkor, Continued:

    In January 1998, the Company and Amkor entered into a manufacturing and purchasing agreement with Texas Instruments Incorporated ("TI") pursuant to which the Company will manufacture and Amkor will market wafer fabrication services to TI. Under the terms of the agreement, TI has agreed to purchase at least 40% of the foundry's capacity, and under certain circumstances has the right to purchase up to 70% of the foundry's capacity. In addition, the Company has a license to use TI technology only to provide wafer fabrication services to TI.

    The agreement ends on December 31, 2007, but may be terminated earlier upon, among other things, the consent of the Company, TI and Amkor, a material breach by the Company, TI or Amkor, the failure of the Company to protect TI's intellectual property and a change of control, bankruptcy, liquidation or dissolution of the Company. The agreement may also be terminated by the Company or TI on two years' notice if they cannot successfully negotiate an agreement to govern the Company's use of TI's next-generation foundry technology prior to September 30, 2000. During any such two-year notice period, TI will only be obligated to purchase a minimum of 20% of the foundry's capacity.

4.  Unstable Economic Environment:

    The operations of the Company, and those of similar companies in Korea, have been affected, and may continue to be affected in the foreseeable future, by the unstable economic conditions in Korea and the Asia Pacific region. Specific factors that impact these companies include volatility in the value of the Korean Won and interest rates and the general deterioration of the economies of countries in the Asia Pacific region.

5.  Workout Program:

    The Company has traditionally operated with a significant amount of debt relative to its equity and had a significant working capital deficit at December 31, 1997. In addition, the Company has guaranteed certain debt obligations of equity investees and affiliated companies, including Anam Construction, Anam Environment and Anam Electronics Co., Ltd., ("Anam Electronics"), which face serious financial difficulties.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

5.  Workout Program, Continued:

    In response to this situation, management has undertaken certain measures it considers appropriate, including: (1) disposing of the Kwangju factory; (2) placing Anam Construction into corporate reorganization under the Korean Corporate Reorganization Act (Note 1); and (3) enlisting, on October 23, 1998 ASI into the "Workout Program", a financial restructuring program supervised by the Korean Financial Supervisory Commission ("FSC"). The Workout Program is the result of an accord among Korean financial institutions to assist in the restructuring of Korean business enterprises. This process involves negotiations between the companies and the creditors committee represented by banks and other financial institutions providing financing to ASI and does not involve the judicial system. The Workout Program also allows ASI to resume its operations uninterrupted and dose not impact debts outstanding with trade creditors. Anam Electronics and Anam Environment also applied for the Workout Program in October 1998

    On February 23, 1999, the following basic conditions and terms of ASI's Workout Program were agreed to and approved by its creditors committee: (1) five-year extension of the loan repayment schedules; (2) reduction of bank loan interest rates to Korean prime rate; (3) conversion of certain outstanding bank loans of ASI to equity shares and convertible bonds approximating $102,275 and $90,400, respectively; and (4) five-year suspension of creditors' right to demand performance on loan guarantees made by Anam on behalf of its affiliates. In order for the initial conversion of debt to take place in accordance with the terms of the Workout, ASI will have to undergo a series of corporate actions, including a reverse stock split, to bring the fair market value of its equity shares to a price at least equal to the par value of such shares. The conversion of ASI debt by the creditor financial institutions would coincide with each installment of Amkor's equity investment in ASI as described below. The Company did not recognize any gain or loss as a result of the Workout Program.

    In addition to the basic restructuring terms as stated above, the approved Workout Program also requires Mr. James Kim, the chairman of the Anam Group and Amkor, to make capital contributions to the Company totaling $150,000 over the next four years in exchange for equity shares of the Company at par value (see Note 31).

    On May 13, 1999, ASI's Workout Program became effective upon signing of a Memorandum of Understanding, which document detailed conditions and terms of ASI's Workout Program, between ASI and the creditors committee.

    Anam Electronics' application for Workout Program was not accepted by the creditors committee. As a result, on March 18, 1999, Anam Electronics filed an application for corporate reorganization under the Korean Corporate Reorganization Act. On the other hand, Anam Environment's application for Workout was accepted by its creditors committee on February 23, 1999. The probable outcome of these events was taken into consideration by the Company in estimating its liability on guarantees on the debts of its equity investees and affiliates.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

6.  Accounts and Notes Receivable:

    Accounts and notes receivable at December 31, 1998 and 1997 comprise the following:

                                                        December 31,
                                                  -----------------------
                                                    1998          1997
                                                  --------      ---------
Accounts receivable, trade                        $ 50,552      $ 68,093
Notes receivable, trade                             16,072        18,074
                                                  --------      --------
                                                    66,624        86,167
Allowance for doubtful accounts                     (3,103)       (2,192)
                                                  --------      --------
Trade accounts and notes receivable, net          $ 63,521      $ 83,975
                                                  ========      ========

Accounts receivable from affiliated companies        1,161        11,405
Notes receivable from affiliated companies           1,128           376
                                                  --------      --------
                                                     2,289        11,781
Allowance for doubtful accounts                       (893)           --
                                                  --------      --------
 Due from affiliates, net                         $  1,396      $ 11,781
                                                  ========      ========

7.  Inventories :

    Inventories at December 31, 1998 and 1997 comprise of the following:

                                            December 31,
                                      ---------------------
                                        1998         1997
                                      --------     --------
Finished products and merchandise     $ 21,799     $ 12,444
Semi-finished products
  and work in process                   18,722       55,071
Raw materials and supplies              18,377       63,142
Materials in transit                       909        2,341
                                      --------     --------
                                      $ 59,807     $132,998
                                      ========     ========

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

8.  Short-term loans to affiliates:

    Loans receivable at December 31, 1998 and 1997 comprise of the following:

                                                           December 31,
                                                 -------------------------------
                                                     1998                1997
                                                 -------------        ----------
     Loans to affiliated companies
        Anam Construction                        $     144,156        $       --
        Anam Environment                                12,795                --
        Anam Electronics                               125,188            14,541
        Anam S&T                                         3,676               114
        Dongan Engineering Co., Ltd.                       892               629
                                                 -------------        ----------
                                                       286,707            15,284
     Loans to employees and directors                       36                38
                                                 -------------        ----------
                                                       286,743            15,322
     Allowance  for credit  loss on loans
       receivable (Note 9)                            (272,635)              (--)
                                                 -------------        ----------
                                                 $      14,108        $   15,322
                                                 =============        ==========

    The loans to affiliated companies and other loans have maturity periods of less than one year and are uncollateralized.

9.  Loan Impairment:

    The Company provided loans to several affiliated companies, which currently face financial difficulties. Consequently, the Company assessed the collectibility of these loans in accordance with SFAS 114 and determined that the Company would not be able to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement on certain loans.

    The amount of impaired loans and related allowance for credit loss on loans receivable are summarized below:

                                                              December 31, 1998
                                                              -----------------
        Impaired loans, gross                                     $  272,635
        Allowance for credit loss on loans receivable               (272,635)
                                                                  ----------
        Impaired loans, net                                       $       --
                                                                  ==========

    For the year ended December 31, 1998, the average recorded investment in impaired loans was approximately $133,626. There is no impaired loan in 1997 or 1996.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

9.  Loan Impairment, Continued:

    No interest income was recognized on impaired loans for the year ended December 31, 1998. Had these loans performed in accordance with their original terms, interest income of $17,927 would have been recorded in 1998.

    The changes in the allowance for credit loss on loans receivable are summarized below:

                                                                 1998
                                                               ---------
  Beginning balance                                            $      --
  Excess loss from investment in Anam Construction
    carried over from prior years (Note 1)                        93,563
  Equity in loss of Anam Construction for 1998 (Note 1)           56,884
  Additions charged to operations                                122,188
                                                               ---------
  Ending balance                                                $272,635
                                                               =========

10. Investment in Available For Sale Securities:

    The Company's investment in available for sale securities are summarized below:

                                           December 31, 1998
                              ---------------------------------------------
                                         Unrealized  Unrealized
                              Amortized    Holding     Holding    Estimated
                                 Cost       Gains       Losses    Fair Value
                              ---------  ----------  ----------   ----------
Bonds issued by government     $   276     $     -     $     -     $   276
Bonds issued by local                1           -           -           1
government
Equity Securities               32,004       2,320         592      33,732
                               -------     -------     -------     -------
Total                          $32,281     $ 2,320     $   592     $34,009
                               =======     =======     =======     =======

                                               December 31, 1997
                              ---------------------------------------------
                                         Unrealized  Unrealized
                              Amortized    Holding     Holding    Estimated
                                 Cost       Gains       Losses    Fair Value
                              ---------  ----------  ----------   ----------
Bonds issued by government     $ 1,579     $     -     $     -     $ 1,579
Bonds issued by local              132           -           -         132
government
Medium and small business       14,151           -       5,906       8,245
bonds
Equity Securities               26,276         259         517      26,018
                               -------     -------     -------     -------
Total                          $42,138     $   259     $ 6,423     $35,974
                               =======     =======     =======     =======

    The maturity of the bonds issued by the government and the bonds issued by local government as of December 31,1998 ranged from less than one year to ten years.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

10. Investment in Available For Sale Securities, Continued:

    The gross realized gains from the sale of available for sale securities during the years ended December 31, 1998, 1997 and 1996 were $5,317, $4,972 and $131, respectively. The gross realized losses from the sale of available for sale securities in 1998 was $4,564.

    At December 31, 1998, equity securities with total carrying amount of $9,578 and $8,611, respectively, were pledged as collateral for issuing non-guaranteed debentures and capital lease obligation, respectively (see Notes 13 and 16).

    At December 31, 1998 and 1997, respectively, the net book value of certain equity investment is below acquisition cost and is not expected to be recovered in the near future. Accordingly, an impairment loss of $244 and $2,477, respectively is included in non-operating expenses for the other-than-temporary impairment of such investment.

11. Investments in Affiliated Companies:


                                              Percentage of          December 31,
                                             Ownership (%) at   ----------------------
                                            December 31, 1998    1998          1997
                                            -----------------   -------       --------
Investments in affiliated companies :

By the equity method:
Anam Construction (1998 only)                     49.00         $     -           N/A
Anam S&T                                          34.95           7,788       $ 1,182
Amkor/Anam Pilipinas Inc. (AAPI)                      -               -        11,421
Anam Geonet Co., Ltd.                             50.00           1,055         1,000
Anam Finance                                      39.00               -         8,337
Anam Telecom                                      27.11           7,987         8,452
Anam Hitech Co., Ltd.                                 -               -         6,120
Anam Japan Inc. and others (*)             39.00-100.00           2,316         1,220
                                                                -------       -------
                                                                $19,146       $37,732
                                                                =======       =======

    (*) Certain majority-owned subsidiaries are not consolidated due to immateriality.

    At December 31, 1997, ASI owned 40% of the outstanding stock of Amkor/Anam Pilipinas, Inc. ("AAPI"). On May 22, 1998, ASI sold its investment in AAPI common stock for $33,750 to Amkor and $22,329 of realized gain from the sale was recognized.

    The Company has received dividends of $158, $26 and $68 from investments in affiliates accounted for by the equity method for the years ended December 31, 1998, 1997 and 1996, respectively. These dividends were recorded as a reduction in the carrying value of the related investments.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------




12. Summary Financial Data on Significant Equity Investees:

    Additional information regarding the Company's equity investees is as below:

                                                         As of December 31, 1998
                          --------------------------------------------------------------------------------------
                            Current           Non-current         Current          Non-current        Net Equity
                            Assets              Assets          Liabilities        Liabilities         (deficit)
                          -----------        ------------       -----------        ------------       -----------
Anam Construction          $ 229,841          $  92,041          $ 431,701          $  61,368          $(171,187)
Anam S&T                      22,369             55,595             33,874             26,358             17,732
Anam Finance                  68,977             40,402            100,629              4,194              4,556
Anam Telecom                  14,592             23,863              5,866              7,427             25,162

                                          For the Year ended December 31, 1998
                           -----------------------------------------------------------------
                                                           Income (Loss) from
                             Gross             Gross           continuing         Net Income
                            Revenue            Profit          operations           (Loss)
                           --------          ---------     ------------------     ----------
Anam Construction          $ 65,097          $(13,171)          $(99,236)          $(99,236)
Anam S&T                     41,108             8,472             10,560             10,560
Anam Finance                 10,583           (23,866)           (23,923)           (23,923)
Anam Telecom                    367            (2,954)            (3,658)            (3,658)

                                                          As of December 31, 1997
                            ------------------------------------------------------------------------------------
                            Current           Non-current         Current          Non-current
                            Assets              Assets          Liabilities        Liabilities        Net Equity
                            ---------         -----------       -----------        ------------       ----------
AAPI                        $103,587           $351,418           $357,289          $ 26,525          $ 71,191
Anam S&T                      27,959             36,252             37,026            27,676              (491)
Anam Finance                  43,048             45,245             59,532             5,813            22,948
Anam Telecom                  13,815             20,106              5,783             7,424            20,714

                                           For the Year ended December 31, 1997
                            -----------------------------------------------------------------
                                                            Income (Loss) from
                              Gross             Gross           continuing         Net Income
                             Revenue            Profit          operations           (Loss)
                            --------          ---------     ------------------     ----------
AAPI                        $223,380          $ 54,297          $(16,594)          $(16,594)
Anam S&T                      95,403            30,485           (17,963)           (17,963)
Anam Finance                  18,022               510               391                391
Anam Telecom                      --                --            (8,186)            (8,186)

                                          For the Year ended December 31, 1996
                            -----------------------------------------------------------------
                                                            Income (Loss) from
                              Gross             Gross           continuing         Net Income
                             Revenue            Profit          operations           (Loss)
                            --------          ---------     ------------------     ----------
AAPI                        $198,057          $ 24,951          $  2,370          $  2,370
Anam S&T                      76,129            24,252             3,441             3,441
Anam Finance                  12,964               832               642               642

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

13. Property, Plant and Equipment:

    Property, plant and equipment at December 31, 1998 and 1997 comprise of the following:

                                                    December 31,
                                           ----------------------------
                                               1998             1997
                                           -----------      -----------
Costs
Land                                       $   113,162      $   127,925
Buildings and Structures                       588,251          712,196
Machinery, equipment and vehicles            1,628,360          992,269
Tools, furniture and fixtures                   17,443           15,553
Construction in progress                        38,195          262,612
Machinery in transit                            40,430          487,079
                                           -----------      -----------
                                             2,425,841        2,597,634
Accumulated depreciation                      (843,478)        (563,079)
                                           -----------      -----------
                                             1,582,363        2,034,555

Governmental subsidies                            (749)            (844)

                                           -----------      -----------
Net Property, Plant and Equipment          $ 1,581,614      $ 2,033,711
                                           ===========      ===========


    Capital and Operating Leases

    The Company has various facilities and equipment held under capital lease agreements. In addition, the Company entered into operating lease agreements for the rental of certain machinery, equipment and buildings.

    Capital lease assets included in the above categories are further described below:

                                                December 31,
                                       --------------------------
                                         1998              1997
                                       ---------        ---------
Machinery and equipment                $ 907,644        $ 736,123
     Accumulated depreciation           (218,713)         (68,033)
                                       ---------        ---------
Capitalized Leases, net                $ 688,931        $ 668,090
                                       =========        =========

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

13. Property, Plant and Equipment, Continued:

    Future minimum lease payments under noncancelable capital and operating leases as of December 31, 1998 are as follows:

For years ended December 31,              Capital Leases         Operating Leases
----------------------------              --------------         ----------------
1999                                         $      -                $  35
2000                                           72,700                   35
2001                                           97,944                   35
2002                                           92,329                   35
2003                                          100,773                   35
Thereafter                                    352,191                  135
                                             --------                -----
Total minimum lease payments                  715,937                $ 310
                                                                     =====
Less amount representing interest            (133,001)
                                             --------
Present value of minimum lease
     payments under capital leases            582,936
Less:  portion due within one year                -
                                             --------
                                             $582,936
                                             ========

    Total rent expense for the years ended December 31, 1998, 1997 and 1996 was $35, $3 and $17, respectively.

    Pledged Property, Plant and Equipment

    A substantial portion of the Company's property, plant and equipment is pledged as collateral for various loans from banks, up to a maximum amount of $683,917 and $486,883, at December 31, 1998 and 1997, respectively (see Notes 14 and 16).

    Impairment of Property, Plant and Equipment

    The Company recognized an impairment loss of $273,937 related to its assets held in the wafer fabricaton factory (the "FAB") in Bucheon City, Republic of Korea in 1998 in accordance with SFAS 121. The amounts in property, plant and equipment above reflect the write-off of assets based upon the present value of expected future cash flows, as summarized below:


    Building                                       $  120,863
    Machinery, equipment and vehicles                 153,074
                                                   ----------
    Total Impairment Write-off                     $  273,937
                                                   ==========

    The FAB commenced operation in February 1998. Based on equipment currently installed in FAB, production levels are below the levels necessary for the factory to be profitable. Due to the lack of capital available to the Company, investment in additional equipment for FAB is not planned in the near future.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

14. Short-Term Borrowings:

    Short-term borrowings at December 31, 1998 and 1997 comprise of the following:

                          Annual Interest              December 31,
                            Rate (%) at        ---------------------------
                         December 31, 1998        1998             1997
                         -----------------     ----------       ----------
Trade financing              7.75-11.5         $  165,301       $  771,726
Bank overdrafts                 N/A                    --           71,937
Notes discounted                N/A                    --          170,268
General term loans          13.80-16.00            62,214           91,603
Others                               --               597           54,583
                                               ----------       ----------
                                               $  228,112       $1,160,117
                                               ==========       ==========

    The Company has entered into bank overdraft facility agreements with various banks amounting to $3,889 and $78,576 at December 31, 1998, and 1997, respectively.

    The Company also has made agreements with various banks to discount notes up to an aggregate maximum amount of W319,250 million ($266,976) and W295,800 million ($174,431) at December 31, 1998 and 1997, respectively.

    General term loans in others are short-term working capital loans from various banks, with total maximum amount of $108,000 and $225,439 at December 31, 1998 and 1997, respectively.

    At December 31, 1998, the Company provided notes and checks, including 81 blank notes and 61 blank checks, to several banks and financial institutions as collateral in relation to various borrowings and guarantees of indebtedness. Certain bank deposits and property, plant, equipment are pledged as collateral in relation to the above short-term borrowings (see Notes 2 and 13). In addition, certain affiliated companies have provided guarantees for the repayment of the above short-term borrowings (see Note
    25).

    The weighted average interest rate on short-term borrowings were 11.36% and 13.36% at December 31, 1998 and 1997, respectively.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

15. Accrued Severance Benefits:

    Accrued severance benefits at December 31, 1998 and 1997 are as follows:

                                                        1998              1997
                                                      --------          --------
Beginning balance                                     $46,089           $29,581
Decrease resulting from deconsolidation
of affiliates                                          (1,790)               --
Provisions                                             35,228            23,263
Severance payments                                     (6,099)           (6,755)
                                                      -------           -------
                                                       73,428            46,089
 Cumulative payment to National Pension Fund           (7,701)           (3,612)
                                                      -------           -------
                                                      $65,727           $42,477
                                                      =======           =======

    The Company has partially funded accrued severance benefits through group severance insurance plans. At December 31, 1998 and 1997, the Company maintained $2,286 and $1,528, respectively, of group severance insurance deposits, the withdrawal of which is restricted to the actual payment of severance benefits. The amounts funded under these insurance plans are included as non-current bank deposits (see Note 2).

16. Long-Term borrowings and Installment Payable:

    Long-term debt at December 31, 1998 and 1997 comprise the following :


                                          Annual Interest     Carrying Value at December 31,
                                            Rate (%) at       ----------------------------
                                         December 31, 1998        1998             1997
                                         -----------------     ---------         ---------
    Won Currency Loans:
    Choheung Bank due 2003                   10.00-11.50       $408,021          $ 95,490
    Korea Development Bank due 2003           6.50-11.50         77,474            58,493
    Shinhan Bank due 2003                    10.25-11.50         60,329            39,308
    Korea Exchange Bank                         11.50            53,353                --
    Hanvit Bank                              10.25-11.50         75,305                --
    Seoul Bank                               10.25-11.50         34,094                --
    Others                                   10.25-11.50         67,934            13,110
                                                               --------          --------
                                                                776,510           206,401
    Less : current portion                                       (1,593)          (16,304)
                                                               --------          --------
                                                                774,917           190,097
                                                               --------          --------
    Other Currency Loans:
    Korea Development Bank due 2003          6.12-11.50          85,850            59,295
    Seoul Bank due 2003                        11.50             24,168                --
    Korea Exchange Bank due 2003             6.65-11.50          67,249            13,229
    Shinhan Bank                             9.18-11.50          37,046            15,702
    Choheung Bank                              11.50             57,563                --
    Others                                   7.05-12.50          28,900            23,972
                                                               --------          --------
                                                                300,776           112,198
    Less : current portion                                       (2,765)          (23,337)
                                                               --------          --------
                                                                298,011            88,861
                                                               --------          --------

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

16.  Long-Term borrowings and Installment Payable, Continued:

                                            Annual Interest           Carrying Value
                                              Rate (%) at            at December 31,
                                              December 31,      ------------------------
                                                 1998              1998           1997
                                            ---------------     ----------      --------
    Debentures in Won currency:
    Guaranteed, payable through 2000         10.00 - 11.00         104,533       117,054
    Non-guaranteed, payable through 2004         0.25               85,298        53,072
                                                                ----------      --------
                                                                   189,831       170,126
    Less : current portion                                              --       (13,755)
           discounts on debentures                                  (4,361)       (2,306)
                                                                ----------      --------
                                                                   185,470       154,065
                                                                ----------      --------
    Convertible Bonds (see Note 17):
      Won currency                                                      --         2,948
      US Dollar, payable through 2010                               48,749        45,400
                                                                ----------      --------
                                                                    48,749        48,348
    Less : current portion                                              --        (2,948)
                                                                ----------      --------
                                                                    48,749        45,400
                                                                ----------      --------
    Installment Payable
      Installment Payable in Won currency                           11,941        13,072
      Less : current portion                                        (9,596)       (4,652)
                                                                ----------      --------
                                                                     2,345         8,420
                                                                ----------      --------
     Total long-term debt                                       $1,309,492      $486,843
                                                                ==========      ========

    At December 31, 1998 and 1997, other currency loans are denominated primarily in U.S. Dollars.

    See Notes 7, 12 and 14 for the related collateral arrangements for the Company's long-term debt. In relation to guaranteed debentures and convertible bonds, the Company pays guarantee fees at 0.25% to 0.6% per annum. In addition, the repayment of a substantial portion of long-term debt is guaranteed by certain affiliated companies.

    Certain debentures are guaranteed by Korea Development Bank, Kwangju Bank, etc. The carrying amount of the debentures is equivalent to the registered, issued and outstanding amount of debentures.

    The annual maturities of long-term debt, excluding discounts on debentures, outstanding at December 31, 1998 are as follows:

                  Won Currency    Other Currency                  Convertible   Installment
       Year          Loans            Loans         Debentures       bonds        Payable         Total
    -----------   -------------   ---------------   -----------   -----------   -----------   ----------
     1999           $  1,593         $  2,765        $     --      $     --     $  9,596      $   13,954
     2000              1,070            2,632          68,574            --        1,597          73,873
     2001                511            1,479           8,363            --          299          10,652
     2002                383              329          71,082            --          299          72,093
     2003                406              126              --            --          150             682
     thereafter      772,547          293,445          41,812        48,749           --       1,156,553
                    --------         --------        --------      --------     --------      ----------
                    $776,510         $300,776        $189,831      $ 48,749     $ 11,941      $1,327,807
                    ========         ========        ========      ========     ========      ==========

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

17. Convertible Bonds:

    In 1996, the Company issued US Dollar-denominated convertible bonds aggregating $40 million bearing interest at 0.25% per annum. The bonds are convertible into common stock from April 22, 1996 through November 30, 2010, at a specified conversion price, subject to adjustment based on the occurrence of certain events as provided in the offering agreement. The adjusted conversion price as of December 31, 1998 is W10,568 per share. The exchange rate applicable to the exercise of the conversion rights is fixed at W779.72 per US$1.

    The Company may redeem all or some of the bonds on or at any time after March 20, 1997 at their principal amount, together, in each case, with accrued interest. No such redemption may be made on or prior to March 20, 2001 unless the average of the last selling prices or, if no sales take place on such day, the closing bid or offered prices of the common shares as reported by the Korea Stock Exchange, for each of 30 consecutive trading days, ending not more than 30 days prior to the date upon which notice of such redemption is given, has been at least 130% of the conversion price of each such trading day.

    Any bondholder may request the Company to redeem all or some of the bonds held by him on March 20, 2001 at 142.75% of the principal amount of such bonds, together with interest accrued to the date of redemption.

    Unless previously redeemed, purchased and cancelled or converted, the bonds will be redeemed on December 31, 2010 at their principal amount together with accrued interest.

18. Interest Capitalization:

    The Company capitalized interest costs on borrowings associated with inventory and property, plant and equipment during the construction period (see Note 2). Details related to interest costs for the years ended December 31, 1998 and 1997 are as follows:

                                              Year ended December 31,
                                            --------------------------
                                              1998              1997
                                            --------          --------
    Total Interest costs incurred           $242,352          $178,896
    Charged to expense                       227,798           168,932
                                            --------          --------
    Interest capitalized                    $ 14,554          $  9,964
                                            ========          ========

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

19. Revenue:

    Revenue consists of the following:

                                                         Year ended December 31,
                                                ------------------------------------------
                                                   1998           1997            1996
                                                -----------    ------------    -----------
    Revenue from Packaging Services               $500,915      $  650,457       $559,545
    Revenue from Construction Services                -            232,631        240,668
    Net sales of tangible products                 213,593         163,359        152,412
    Other Revenue                                    7,504          10,947         10,523
                                                  --------      ----------       --------
    Total                                         $722,012      $1,057,394       $963,148
                                                  ========      ==========       ========


20. Cost of Sales consists of the following:

                                                         Year ended December 31,
                                                ------------------------------------------
                                                   1998           1997            1996
                                                -----------    ------------    -----------
    Cost of Packaging Services                    $361,785        $463,824       $377,244
    Cost of Construction Services                      -           191,455        191,132
    Cost of tangible product sold                  230,478         123,211        121,127
                                                  --------        --------       --------
    Total                                         $592,263        $778,490       $689,503
                                                  ========        ========       ========

21. Income Taxes:

    The tax provision consists of the following:

                                                         Year ended December 31,
                                                    -------------------------------------
                                                     1998           1997           1996
                                                    ------        --------       --------
          Current:                                  $1,172        $  9,794       $ 25,971
          Deferred:                                    370         100,100        (40,236)
                                                    ------        --------       --------
                                                    $1,542        $109,894       $(14,265)
                                                    ======        ========       ========

    Anam incurs income tax liabilities in Korean Won based on taxable income determined in accordance with Korean generally accepted accounting principles and tax laws. The tax provision included in these financial statements reflects current tax expense and the impact of accounting for deferred taxes under SFAS 109.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

21. Income Taxes, Continued:

    The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including Anam's ability to generate taxable income within the period during which the temporary differences reverse, the outlook for the Korean economy environment and the overall future industry outlook. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. Such valuation allowance is reviewed periodically.

    The major components of deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 are as follows:

                                                              December 31,
                                                      -------------------------
                                                         1998            1997
                                                      ---------       ---------
     Deferred tax assets :
        Borrowings                                    $   1,750       $  65,959
        Forward contracts                                   580          18,630
        Provision for severance benefits, net            13,423           8,365
        Property, plant and equipment                   168,416          24,671
        Short term and long term loans                  157,164          29,817
        Provision for contingency losses                 29,982              --
        Inventories                                       5,463          16,185
        Accounts and notes receivable                    42,465           6,928
        Investment                                       11,994          11,318
        Deferred charges                                 17,476          24,704
        Loss carry forwards                              35,288          38,892
        Tax credit                                       61,094          34,779
        Other                                            38,574          17,136
                                                      ---------       ---------
             Total deferred tax assets                  583,669         297,384
                                                      ---------       ---------
     Deferred tax liabilities
        Reserves by Korean tax law                        2,357           1,457
        Accounts and notes payable                       37,860          10,063
        Future tax saving effect of asset
        revaluation                                      20,458              --
        Advances from customers                          44,162           4,121
        Other                                             7,384           3,540
                                                      ---------       ---------
             Total deferred tax liabilities             112,221          19,181
             Valuation allowance                       (472,428)       (278,813)
                                                      ---------       ---------
     Net deferred tax liabilities                     $    (980)      $    (610)
                                                      =========       =========

     The net deferred tax liabilities are included in other current liabilities and other long-term liabilities.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

21. Income Taxes, Continued:

    At December 31, 1998, the Company has available unused operating loss carryforwards of $114,570, which may be applied against future taxable income through 2002. At December 31, 1998, the Company has available unused investment tax credits of $61,094, which may be applied against future income tax amounts through 2005.

    Management has reassessed the estimated future taxable income in light of adverse economic circumstances surrounding the Republic of Korea and has concluded that it is "more likely than not" that Anam will not realize the full benefit of deferred tax assets. Accordingly, a valuation allowance of $472,428 and $278,813 at December 31, 1998 and 1997, respectively, has been recorded.

    The statutory income tax rates, including tax surcharges, applicable to Anam for 1998, 1997 and 1996 are approximately 30.8%, respectively. The reconciliation from income taxes calculated at the statutory tax rate to the effective income tax amount for each of the periods is as follows:

                                               Thousands of U.S. Dollars
                                        ----------------------------------------
                                           1998            1997           1996
                                        ---------       ---------       --------
Taxes at Korean statutory tax rate      $(239,367)      $  52,724       $  2,338
Remeasurement effect                       75,813        (212,612)       (12,881)
Increase in valuation allowance           193,615         268,279         10,534
Tax credit used                                --              --         (8,177)
Other, net                                (28,519)          1,503         (6,079)
                                        ---------       ---------       --------
 Effective income tax provision         $   1,542       $ 109,894       $(14,265)
                                        =========       =========       ========

22. Capital Stock:

    The authorized share capital of the Company consists of 100,000,000 and 50,000,000 shares of common stock, respectively, and 30,000,000 and 10,000,000 shares of preferred stock, respectively, both with par value of W5,000 as of December 31, 1998 and 1997.

    As of December 31, 1998 and 1997, outstanding capital stocks are as follows:

                          Number of shares issued
                              and outstanding          Par value     Thousands of Won
                         ---------------------------   -----------   ------------------
   Common stock                 30,477,018               W5,000         W152,385,090
   Preferred stock               2,576,276                5,000           12,881,380
                                ----------                              ------------
                                33,053,294                              W165,266,470
                                ==========                              ============

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

22. Capital Stock, Continued:

    As of December 31, 1998 and 1997, preferred stocks are as follows:

               Series A preferred stock         2,240,240 shares
               Series B preferred stock           336,036
                                                ----------------
                                                2,576,276 shares
                                                ================

    Series A preferred stock (First Preferred) -

    Series A preferred stockholders have no voting rights and are entitled to non-cumulative and non-participating preferred dividends at a rate of one percentage point over those provided to common shareholders. This preferred dividend rate is not applicable to stock dividends.

    Series B Cumulative Convertible preferred stock (Second Preferred) -

    Series B Cumulative Convertible preferred stockholders are entitled to cumulative and participating preferred dividends at a rate of 9% of par value. The shareholders have no voting rights, except for the period from the shareholders' meeting in which dividends at a rate less than 9% of par value are declared through the shareholders' meeting in which dividends at a rate more than 9% of par value are declared. Preferred stocks shall be converted to common shares on March 15, 2007. The basis of conversion is one share of preferred stock for one share of common stock.

    Common and preferred stock issued in 1997 and 1996 are as follows; (Per share date is stated in U.S. dollars)

                                                                      Paid-in capital in
      Date of Issuance         Type         Shares       Par Value    Excess of par value
    ---------------------      ----        ---------     ---------    -------------------
    Common stock
        March 15, 1997          (A)        3,170,110       $20,941            $    --
        July 24, 1997           (B)        6,172,840        34,536             62,187
        February 24, 1996       (C)          428,576         2,747                 --
        December 19, 1996       (D)        5,394,071        31,967             28,770
    Preferred stock
        March 15, 1997          (A)          336,036         2,220                 --

    (A) Transfer of capital surplus to capital stock in the form of stock dividend
    (B) Issuance of depository receipts:
        The Company completed an underwritten public offering of 6,172,840 shares of its common stock in Luxemburg capital market, at a public offering price of $15.67 per share, net of direct issuance cost of $3,278
    (C) Transfer of retained earnings to capital stock in the form of stock dividend
    (D) Issuance of common stock at $11.25, net of direct issuance cost of $206

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

23. Receivable from stockholders:

    Receivable from stockholders is summarized as follows.

                                                     1998                 1997
                                                   --------             --------
    Beginning balance                              $129,809             $ 36,186
    Cash advance paid to stockholders                  -                 100,000
    Collection of advance                           (13,392)              (6,377)
                                                   --------             --------
    Ending balance                                 $116,417             $129,809
                                                   ========             ========

    In July 1997, the Company loaned $100,000 to a shareholder through an affiliated company which is payable on demand. This loan was used to purchase the Company's depository receipts issued on July 24, 1997. The Company's intent is not to require repayment until January 1, 2000 or later. Interest is payable at the rate of approximately 5.4% as of December 31, 1998. The Company has not recognized interest income receivable related to this loan. This loan is recorded as a contra equity item.

    In addition, the Company also made certain non-interest bearing loans to employees and directors to finance their acquisition of the Company's stock.

    Such loans are also recorded as a contra equity item.

24. Earnings (Loss) Per Share:

    For the years ended December 31, 1998, 1997 and 1996, earnings (loss) per share (EPS) was calculated as follows:

                                              Earnings        Weighted Avg.
                                               (loss)            Shares            Per Share
                                            (Numerator)       (Denominator)          Amount
                                            -----------       -------------     --------------
                                                                                (in US dollars)
   Earnings per Share - Year Ended
     December 31, 1998
     Basic loss per share                    $(847,533)
       Less : Preferred stock dividend            (108)
                                             ---------
     Income attributable to Common Stock      (847,641)         23,675,158           (35.80)
     Impact of assumed conversion of
       convertible bonds                            --                  --               --
     Impact of assumed conversion of
       Series B preferred stock                     --                  --               --
                                             ---------          ----------           ------
     Diluted loss per share                  $(847,641)         23,675,158           (35.80)
                                             =========          ==========           ======


Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

24.  Earnings (Loss) Per Share, Continued:

     December 31, 1997
     Basic earnings per share                  $41,430
      Less : Preferred stock dividend             (159)
                                               -------
     Income attributable  to Common Stock       41,271        20,191,331      2.04
     Impact of assumed conversion  of
       convertible bonds                         3,212         1,888,971
     Impact of assumed conversion of
       Series B preferred stock                    159           336,036
                                               -------        ----------      ----
     Diluted earnings per share                $44,642        22,416,338      1.99
                                               =======        ==========      ====
     December 31, 1996
     Basic earnings per share                  $18,394
      Less : Preferred stock dividend           (1,113)
                                               -------
     Income attributable  to Common Stock       17,281        12,278,938      1.41
     Impact of assumed conversion of
       convertible bonds                         1,728                --        --
     Impact of assumed conversion of
       Series B preferred stock                     --                --        --
                                               -------        ----------      ----
     Diluted earnings per share                $19,009        13,570,480      1.40
                                               =======        ==========      ====

    The EPS in the near future will be restated as a result of reverse stock split as described in Note 5.

25. Commitments and Contingencies:

    At December 31, 1998, the Company was contingently liable for guarantees of indebtedness of certain affiliated companies as follows :

                                           1998                 1997
                                         --------             --------
     Anam Electronics (*)                $147,014             $219,111
     Anam Construction                    144,568                  --
     Anam Environment                      11,070                7,239
     Anam S&T                              19,369               83,049
     Anam Finance                          11,666                   --
     Other Affiliates                      26,543               32,654
                                         --------             --------
           Total                         $360,230             $342,053
                                         ========             ========

    (*) An affiliate through common ownership of the Kim Family.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

25. Commitments and Contingencies, Continued:

    As discussed in Note 5, Anam Construction and Anam Electronics became insolvent and filed an application for corporate reorganization under the Korean Corporate Reorganization Act on October 24, 1998 and March 18, 1999, respectively. The application of each company was accepted by the court and at present, both Anam Construction and Anam Electronics are preparing their reorganization plans, which are expected to be finalized in early 2000.

    Under the terms of Anam's Workout Program, the guaranteed creditors of Anam Construction and Anam Electronics may exercise their right to request from the Company the performance of guarantee obligations only at the time when the guarantee obligation amount is fixed after the extinction of the primary debtors' legal entity as a result of bankruptcy or liquidation. In addition, the payment of the principal of the guarantee obligation was suspended until December 31, 2003 and interest during such suspension period will be exempted. Accordingly, it is expected that the Company may be contingently liable for payment guarantees on the remaining indebtedness of Anam Construction and Anam Electronics at December 31, 2003. The Company recorded a liability for loss contingency of $66,707 at December 31, 1998 for the probable loss that may occur upon guaranteed creditors' demand for performance of these loan guarantees.

    In addition to loss provisions provided for those affiliate guarantees discussed above, the Company accrued an additional provision of $20,637 at December 31, 1998 related to losses expected on other guarantees.

    At December 31, 1998 and September 30, 1999, the Company is contingently liable for letters of commitment provided in relation to the issue of $38 million secured floating rate notes due 2000 by Pacific Elephant Investment
    (L) limited ("PEIL") and the issue of $20 million guaranteed floating rate notes due 2002 by Pacific Rainbow Investment (L) Limited ("PRIL"). According to terms of the letters of commitment, the Company is required, subject to any restrictions under Korean Law, to make a capital injection to PEIL and PRIL if their gross asset value become lower than 100% of the outstanding principal amount of all borrowings by PEIL and PRIL, respectively. Because of the economic crisis in Asia Pacific region, the gross asset value of both PEIL and PRIL significantly declined and, as a result, the Company was asked to make capital injections to PEIL and PRIL. The amount of capital injection requested on October 29, 1999 approximates $18,000 for PEIL and $17,000 for PRIL. The Company has been negotiating this matter with various parties including those responsible for the operations of PEIL and PRIL to settle down these claims. By taking into consideration the current status of negotiation, the Company recorded a liability for loss contingency of $10,000 at December 31, 1998 for the probable loss that may occur upon settlement of these claims.

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

26. Derivative Financial Instruments:

    The total fair value of all derivative instruments at December 31, 1998 and 1997 was $273,962 and $133,188, respectively. Net unrealized losses in relation to forward exchange contracts and currency and interest swap contracts approximate $36,968 and $116,297 as of December 31, 1998 and 1997, respectively (see Note 2).

    Forward exchange

    At December 31, 1998, the Company had no outstanding forward exchange contracts.

    At December 31, 1997, the Company had several outstanding forward exchange contracts to purchase Won currency at the following contracted exchange rates:

                            Contract Amount        Contracted
         Bank               (In thousands)        Exchange Rate     Contract Due Dates
------------------------  -------------------   ------------------  --------------------
Chase Manhattan Bank          US$ 20,000          W780  :US$1          Aug 21, 1998
Chase Manhattan Bank          US$ 20,000          W777  :US$1          Sept 14, 1998
City Bank                     US$  4,500          W875  :US$1          Jan 12, 1998
City Bank                     US$ 30,000          W905.7:US$1          Mar 10, 1998
Royal Bank of Canada          US$ 30,000          W910  :US$1          Mar 11, 1998
Royal Bank of Canada          US$ 20,000          W913  :US$1          June 2, 1998
Korea Merchant Bank           US$ 50,000          W890  :US$1          Jan 21, 1998


Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)
                                  ------------

26. Derivative Financial Instruments, Continued:

    Currency and interest swap

    The Company had several outstanding currency and interest rate swap contracts at December 31, 1998 and 1997, further described as follows:

    1998

                                               Contracted      Receiving     Paying     Contract
           Bank            Contract Amount    Exchange Rate     Rate (%)    Rate (%)    Due Date
   ---------------------   ---------------   --------------    ---------    --------  -------------
   Chase Manhattan Bank       $30,000        W 830 : US$1        8.25         7.00    Sept 16, 1999
   Chase Manhattan Bank       $20,000        W 840 : US$1        7.99         6.29    Oct 17, 1999
   Korea Development Bank     $50,000        W 938 : US$1        9.95         6.25    Oct 10, 2000
   Shinhan Bank               $10,000        W 882 : US$1       10.20         6.90    Apr 24, 2000
   Korea Merchant Bank        $20,000        W 882 : US$1       10.20         6.90    Apr 24, 2000

    1997

                                             Contracted    Receiving    Paying     Contract
            Bank           Contract Amount  Exchange Rate   Rate(%)    Rate(%)     Due Date
   ----------------------  ---------------  -------------  ----------  -------   -------------
   Chase Manhattan Bank      US$ 30,000     W 830 : US$1      8.25       7.00    Sept 16, 1999
   Chase Manhattan Bank      US$ 20,000     W 840 : US$1      7.99       6.29    Oct 17, 1999
   Korea Development Bank    US$ 50,000     W 938 : US$1      9.95       6.25    Oct 10, 2000
   Sinhan Bank               US$ 10,000     W 882 : US$1     10.20       6.90    Apr 24, 2000
   Korea Merchant Bank       US$ 20,000     W 882 : US$1     10.20       6.90    Apr 24, 2000

    Under the terms of the currency and interest swaps, the Company is obligated to pay the contract amount multiplied by the current exchange rate multiplied by the paying rate and is entitled to receive the contract amount multiplied by the contracted exchange rate multiplied by the paying rate at six-month intervals until the contract due date.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     (Currency - Thousands of U.S. Dollars)

                                  ------------




26.  Derivative Financial Instruments, Continued:

     Interest swap

     The Company had several outstanding interest-rate swap contracts in relation to payment of interest on foreign currency long-term debt at December 31, 1998 and 1997, further described as follows:

     1998

                                                Selling         Buying        Contract
         Bank             Contract Amount       Rate(%)         Rate(%)         Terms
--------------------      ---------------   -------------       -------     -------------
Shinhan Bank                US$ 50,000      6 month LIBOR        5.705      Jul 1, 1999
Chase Manhattan Bank        US$100,000      6 month LIBOR        5.800      Sept 16, 2000

     1997

                         Contract Amount        Selling         Buying        Contract
         Bank                                   Rate(%)         Rate(%)        Terms
--------------------     ---------------    -------------       -------     -----------
Shinhan Bank                US$ 50,000      6 month LIBOR        5.705      1999. 7.  1
Bank of America             US$ 50,000      6 month LIBOR        5.705      1999. 7.  1
Chase Manhattan Bank        US$100,000      6 month LIBOR        5.800      2000. 9. 16

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------



27. Fair Value of Financial Instruments:

    The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate methodologies; however, considerable judgement is required in interpreting market data to develop estimates for fair value. Accordingly, these estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange. Certain of these financial instruments are with major financial institutions and expose the Company to market and credit risks and may at times be concentrated with certain counterparties or group of counter-parties. The creditworthiness of counterparties is continually reviewed, and full performance is anticipated.

    The carrying amount reported in the balance sheet for accounts receivable from affiliates, other accounts receivable, short-term loans receivable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The methods and assumptions used to estimate the fair value of other significant classes of financial instruments are set forth below:

    Cash and Cash Equivalents

    Cash and cash equivalents are due on demand or carry a maturity date of less than three months when purchased. The carrying amount of these financial instruments is a reasonable estimate of fair value.

    Available for Sale Investments

    The fair value of these financial instruments was estimated based on market quotes, recent offerings of similar securities, current and projected financial performance of the company and net asset positions.

    Investment in affiliated companies

    Management believes it is impractical to estimate the fair value of non publicly traded companies.

    Short-term borrowing

    Short-term borrowings have variable rates that reflect currently available terms and conditions for similar borrowings. The carrying amount of this debt is a reasonable estimate of fair value.

    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------




27. Fair Value of Financial Instruments, Continued:

    Long-term debt

    Long-term debt balances have variable rates that reflect currently available terms and conditions for similar debt. The carrying value of this debt is a reasonable estimate of fair value.

    Convertible Bonds

    Management believes it is impractical to estimate the fair value of such bonds due to their unique feature and the lack of an active trading market for such bonds.

    Derivative Instruments

    The fair value of derivative instruments is based on quoted market prices if available or discounted cash flow if market quote is not available, and is estimated to be $273,962 and $133,188 at December 31, 1998 and 1997, respectively.

28. Related Party Transactions:

    Significant transactions with affiliated companies during 1998, 1997 and 1996 and the related account balances at December 31, 1998 and 1997 are summarized as follows:

    Transactions between the Company and its affiliated companies;

                                                       December 31,
                                          --------------------------------------
                                            1998           1997           1996
                                          --------       --------       --------
Sales
  Amkor                                   $566,261       $530,262       $450,892
  Other affiliated companies                 4,051         19,013          3,568
                                          --------       --------       --------
                                          $570,312       $549,275       $454,460
                                          ========       ========       ========
Purchases
  Other affiliated companies              $ 16,277       $ 21,114       $ 10,629
                                          ========       ========       ========



    Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------



28. Related Party Transactions, Continued:

    Related accounts balances between the Company and its affiliated companies;

                                                      December 31,
                                              ----------------------------
                                                1998                1997
                                              --------            --------
    Receivables
       Amkor                                  $ 13,342            $143,964
       Other affiliated companies               15,504              76,844
                                              --------            --------
                                              $ 28,846            $220,808
                                              ========            ========
    Payables
       Amkor                                  $ 22,578            $  -
       Other affiliated companies                2,012               4,820
                                              --------            --------
                                              $ 24,590            $  4,820
                                              ========            ========

    In August 1997, a U.S. affiliated company assumed $49,740 of debt owed to the Company by Amkor in conjunction with the sale of assets between the two affiliates. Interest is payable at the Company's average rate of borrowing on its interest bearing facilities (5.41% at December 31, 1998). The Company recognized $1,231 and $1,674 in interest income related to this note for the year ended December 31, 1998 and 1997, respectively. The principal balance of this note was repaid during 1998.

    Employee and Directors Loans

    The Company has short-term loans of $36 and $38 to its employees and directors at December 31, 1998 and 1997, respectively. Such loans are provided to assist employees and directors in housing purchase. They generally bear market interest rate and are repaid through regular payroll deduction based on a predetermined schedule.

29. Segment Information:

    The Company has identified three reportable segments, specifically packaging and test services, wafer fabrication service and construction, that are managed separately because the services provided by each segment require different technology.

    The Company offers a complete and integrated set of packaging and test services including IC packaging design, leadframe and substrate design, IC package assembly, final testing, burn-in reliability test and thermal and electrical characterization. The Company also manufacture submircron CMOS wafers through its foundry. Also, the Company, through its subsidiary, Anam Construction, provide construction services.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------




29. Segment Information, Continued:

    The accounting policies for segment reporting are the same as those described in Note 2 to the consolidated financial statements. The Company evaluates its operating segments based on profit and loss.

     BY INDUSTRY SEGMENT               For the nine months
                                       ended September 30,             Year ended December 31,
                                    ------------------------    --------------------------------------
                                       1999          1998          1998          1997          1996
                                    ----------    ----------    ----------    ----------    ----------
                                   (Unaudited)   (Unaudited)
Revenue from external customers:

     Packaging                      $  350,263    $  383,788    $  500,915    $  650,457    $  559,545
     Construction                           --            --            --       232,631       240,668
     Wafer                             190,823        35,841        97,067            --            --
     Other                              20,597        92,669       124,030       174,306       162,935
                                    ----------    ----------    ----------    ----------    ----------
     Total                          $  561,683    $  512,298    $  722,012    $1,057,394    $  963,148
                                    ==========    ==========    ==========    ==========    ==========

Property, Plant and Equipment:

     Packaging                      $  397,588                  $  926,135    $1,080,227
     Construction                           --                          --        46,635
     Wafer                             621,238                     597,165       850,209
     Other                              38,330                      58,314        56,640
                                    ----------                  ----------    ----------
     Total                          $1,057,156                  $1,581,614    $2,033,711
                                    ==========                  ==========    ==========

    The following is a summary of operations by country based on the location of the customer. Property, plant and equipment is based on the location of the equipment.

     BY GEOGRAPHY                      For the nine months
                                       ended September 30,             Year ended December 31,
                                    ------------------------    --------------------------------------
                                       1999          1998          1998          1997          1996
                                    ----------    ----------    ----------    ----------    ----------
                                   (Unaudited)   (Unaudited)
Revenue from external customers:
     United States                  $  524,656    $  404,110    $  566,261    $  530,262    $  450,892
     Republic of Korea and
     Others                             37,027       108,188       155,751       527,132       512,256
                                    ----------    ----------    ----------    ----------    ----------
     Total                          $  561,683    $  512,298    $  722,012    $1,057,394    $  963,148
                                    ==========    ==========    ==========    ==========    ==========

Property, Plant, and Equipment

     United States                  $       60                  $       72    $       87
     Republic of Korea               1,057,096                   1,581,542     2,033,624
                                    ----------                  ----------    ----------
     Total                          $1,057,156                  $1,581,614    $2,033,711
                                    ==========                  ==========    ==========


Continued

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------


29. Segment Information, Continued:

     BY MAJOR CUSTOMER                 For the nine months
                                       ended September 30,              Year ended December 31,
                                    ----------    ----------    ----------    ----------    ----------
                                       1999          1998          1998          1997          1996
                                    ----------    ----------    ----------    ----------    ----------
                                    (Unaudited)   (Unaudited)
Revenue from external customers:
     Amkor                          $  524,656    $  404,110    $  566,261    $  530,262    $  450,892
     Other                              37,027       108,188       155,751       527,132       512,256
                                    ----------    ----------    ----------    ----------    ----------
     Total                          $  561,683    $  512,298    $  722,012    $1,057,394    $  963,148
                                    ==========    ==========    ==========    ==========    ==========

    Summarized financial information concerning the Company's reportable segments is shown in the following table. The other column includes the elimination of inter-segment balances and corporate assets.

Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     Currency - Thousands of U.S. Dollars)

                                  ------------




29. Segment Information, Continued:

                                  Packaging      Wafer
                                  and Test    Fabrication     Construction      Other        Total
                                -----------   -----------     ------------    --------    -----------
For the nine months ended
September 30, 1999
Net Revenue (unaudited)         $   350,263   $   190,823             --      $ 20,597     $  561,683
Gross Profit (unaudited)            105,655        23,056             --         9,977        138,688
Operating Income (unaudited)         87,603        16,012             --         4,922        108,537
Depreciation and
  Amortization (unaudited)          117,188        85,364             --        16,433        218,985

Capital Expenditures (unaudited)        421         6,485             --            --          6,906
Total Assets (unaudited)            545,978       721,271             --        70,794      1,338,043

For the nine months ended
 September 30, 1998

Net Revenue (unaudited)         $   383,788   $    35,841             --      $ 92,669     $  512,298
Gross Profit (unaudited)            106,722       (38,810)            --        28,115         96,027
Operating Income (unaudited)         75,491      (312,544)            --        19,320       (217,733)
Depreciation and
  Amortization (unaudited)          132,786        83,776             --         1,283        217,845

Year ended December 31, 1998

Net Revenue                     $   500,915   $    97,067             --      $124,030     $  722,012
Gross Profit                        139,130       (38,885)            --        29,504        129,749
Operating Income                     94,929      (315,911)            --        17,905       (203,077)
Depreciation and                    179,955       115,428             --         3,869        299,252
Amortization
Capital Expenditures                  2,317        12,237             --            --         14,554
Total Assets                      1,075,286       740,135             --        63,529      1,878,950

Year ended December 31, 1997

Net Revenue                     $   650,457   $        --    $   387,946      $ 18,991     $1,057,394
Gross Profit                        186,633            --         94,469        (2,198)       278,904
Operating Income                    129,157            --         55,287       (49,210)       135,234
Depreciation and Amortization       143,079            --         11,243        (3,659)       150,663
Capital Expenditures                     --         9,964            168            --         10,132
Total Assets                      1,350,155       971,112        296,237       304,610      2,922,114

Year ended December 31, 1996

Net Revenue                     $   559,545   $        --    $   447,192      $(43,589)    $  963,148


Gross Profit                        182,301            --        100,937        (9,593)       273,645
Operating Income                    129,163            --         68,835       (38,354)       159,644
Depreciation and Amortization        98,561            --         14,559         7,408        120,528

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------





30. Sale of K4 Assets:

    On May 17, 1999, the Company sold to Amkor all the assets of the Company's packaging and test facility located in Kwangju city, the Republic of Korea ("K4"), excluding cash and cash equivalents, notes and accounts receivables, intercompany accounts and existing claims against third parties, in accordance with an asset purchase agreement signed on December 30, 1998 and approved by its shareholders on February 3, 1999. The sale price of K4 is $575,000 in cash, plus the transfer of up to $7,000 of employee benefit liabilities. The sale of K4 resulted in a gain of approximately $163,782 on the sale. K4 provides packaging and test services for advanced leadframe and laminate packages that are used in high-performance electronic products such as cellular telephones, laptop computers, digital cameras and microprocessors. K4 began operating in October 1996 and is Anam's newest semiconductor packaging and test facility.

    In connection with the sale of K4, Anam entered into a Transition Services Agreement with Amkor. Pursuant to this agreement, Anam will continue to provide many of the same non-manufacturing related services to K4 that it provided prior to the sale, including, human resources, accounting and general administrative services. The monthly fee for the service is $766. Anam also entered into an Intellectual Property License Agreement with Amkor that became effective upon the closing of the sale. Anam transferred certain patents to Amkor and licensed certain intellectual property rights to Amkor under an exclusive, fully paid, perpetual license.

31. Subsequent Events:

    In August 1999, the Company sold all assets and liabilities directly related to the wiring business to a third party and recognized a gain of $16,671 on the sale.

    Effective as of June 17, 1999, the Company made a reverse stock split (1 share for 1.2873 share) of W5 thousand par value common stock. As a result of the reverse stock split, common stocks were reduced by 6,801,860 shares.

    In accordance with the terms and condition of Workout Program discussed in
    Note 5, effective as of October 28, 1999, certain creditors converted $81,820 of the Company's debt into the Company's common stock at par value and Amkor made $41,597 of capital contribution to the Company in exchange for equity shares of the Company at par value (see Note 5). As a result the Company issued 19,669,600 shares of common stocks to creditors and 10,000,000 shares of common stocks to Amkor.


Continued;

                            ANAM SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Currency - Thousands of U.S. Dollars)

                                  ------------



31.  Subsequent Events, Continued:

     Through September 30, 1999, $4,890 of convertible bonds were converted into the Company's common stock. As a result of the conversion, 360,788 additional shares were issued and additional paid-in capital increased by $3,867

     In April 1999, the Company sold to a third party 950,000 shares of common stock of Anam Instrument for $10,847 resulting in loss of $10,203. This sale reduced its ownership in Anam Instrument from 67.24% as of December 31, 1998 to 40.62% as of September 30, 1999. The Company plans to sell additional shares of Anam Instrument in the near future. Accordingly, Anam Instrument become deconsolidated in the Company's unaudited consolidated interim financial data for the nine-month period ended September 30, 1999.

     On November 29, 1999, the Company announced that it has entered into negotiations with Amkor regarding the sale of all the assets of the Company's three remaining packaging and test facilities located in the Republic of Korea. The terms of any potential agreement are not yet finalized and will be subject to approval by the shareholders of the Company and its creditors committee. These facilities provide similar packaging and test services to those performed at the K4 facility.

      (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma consolidated balance sheet as of September 30, 1999 gives effect to Amkor Technology, Inc.'s ("ATI" or the "Company") acquisition of the Kwangju Packaging Business ("K4"), a semiconductor packaging and test factory, from ASI (the "Acquisition"), and the related offering of $425 million 9-1/4% Senior Notes due 2006 and $200 million 10-1/2% Senior Subordinated Notes due 2009 (the "Offering") (collectively referred to as the "Transaction"); in addition to the Company's first $41.6 million installment of its equity investment in ASI (the "Investment") as if they had occurred on September 30, 1999. The unaudited pro forma consolidated income statements for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to the Transaction and the Investment as if they had occurred on January 1, 1998.

     We have used the purchase method of accounting in accordance with APB Opinion No. 16 to prepare the accompanying unaudited pro forma consolidated financial information to give effect to the Transaction. Under this method of accounting, we allocated the $575.0 million aggregate purchase price of K4, plus $7.0 million of assumed employee benefit liabilities, to specific assets acquired and liabilities assumed based on their estimated fair values. The purchase price does not include $20.3 million of estimated transaction fees and expenses. The balance of the purchase price of K4 represents the excess of cost over net assets acquired. We have estimated the preliminary fair value of K4's assets and liabilities based on a draft appraisal. We will determine the final allocation of the purchase price based upon the receipt of the final appraisal. We have not completed all of the work required to fully evaluate the assets acquired and liabilities assumed as of the date of this filing. Accordingly, we may not finalize purchase accounting adjustments for up to one year after the closing.

     We have used the equity method of accounting in accordance with APB Opinion No. 18 to prepare the accompanying unaudited pro forma financial information to give effect to the Investment. Under this method of accounting, the Investment is carried at cost plus or minus our equity in all increases or decreases in the investee's net assets after the date of acquisition. Under the equity method, net income and stockholders' equity of the investor should be the same as if the investor fully consolidated the affiliate. Accordingly, we have included in the unaudited pro forma consolidated income statements for the year ended December 31, 1998 and the nine months ended September 30, 1999 the equity in the earnings
(loss) of ASI, including amortization of the excess of the cost of the investment over the underlying equity in the net assets at the date of acquisition.

     We have prepared the unaudited pro forma consolidated financial information in accordance with U.S. GAAP. These principles require us to make extensive use of estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and (2) the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. On a pro forma basis, we recognized a loss of $71.6 million in 1998, principally due to ASI's impairment loss on loans to affiliates and guarantee obligation loss. The unaudited pro forma consolidated income statements for the year ended December 31, 1998 and the nine months ended September 30, 1999 are not necessarily indicative of our future operating results.

     You should read the unaudited pro forma consolidated financial information in conjunction with our consolidated financial statements and the notes thereto and the financial statements of K4 and the notes thereto, included elsewhere in other filings.

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                                              SUBTOTAL
                                                                   PRO FORMA    PRO FORMA     PRO FORMA   PRO FORMA
                                                                  ADJUSTMENTS  ADJUSTMENTS   AS ADJUSTED  ADJUSTMENTS
                                         AMKOR                      FOR K4       FOR THE       FOR K4       FOR THE     PRO FORMA
                                       HISTORICAL  K4 HISTORICAL  ACQUISITION   OFFERING     ACQUISITION  INVESTMENT   AS ADJUSTED
                                       ----------  -------------  -----------  -----------   ----------    --------     --------
Net revenues........................   $1,567,983    $ 90,986     $(81,375)(a)  $     --     $1,577,594          --    1,577,594
Cost of revenues -- including
  purchases from ASI................    1,307,150      77,790      (81,375)(a)        --      1,318,222          --    1,318,222
                                                                    28,079 (b)
                                                                   (13,422)(c)
                                       ----------    --------     --------      --------     ----------     -------    ---------
    Gross profit....................      260,833      13,196      (14,657)           --        259,372          --      259,372
                                       ----------    --------     --------      --------     ----------     -------    ---------
Operating expenses:
  Selling, general and
    administrative..................      119,846       7,200           --            --        127,046          --      127,046
  Research and development..........        8,251       1,166           --            --          9,417          --        9,417
                                       ----------    --------     --------      --------     ----------     -------    ---------
        Total operating expenses....      128,097       8,366           --            --        136,463          --      136,463
                                       ----------    --------     --------      --------     ----------     -------    ---------
    Operating income................      132,736       4,830      (14,657)           --        122,909          --      122,909
                                       ----------    --------     --------      --------     ----------     -------    ---------

Other (income) expense:
  Interest expense, net.............       18,005      44,051      (44,051)(d)    62,975 (e)     80,980       3,025(h)    84,005
  Foreign currency (gain) loss......        4,493      55,205      (55,205)(d)        --          4,493          --        4,493
  Other (income) expense, net.......        9,503        (271)          --            --          9,232          --        9,232
                                       ----------    --------     --------      --------     ----------     -------    ---------
        Total other (income)
          expense...................       32,001      98,985      (99,256)       62,975         94,705       3,025       97,730
                                       ----------    --------     --------      --------     ----------     -------    ---------
    Income (loss) before income
      taxes, equity in loss of ASI
      and minority interest.........      100,735     (94,155)      84,599       (62,975)        28,204      (3,025)      25,179
Provision for (benefit from)
  income taxes......................       24,716          --           --       (15,190)(f)      9,526      (1,210)(f)    8,316
Equity in loss of ASI...............           --          --           --            --             --     (71,633)(i)  (71,633)
Minority interest...................          559          --           --            --            559          --          559
                                       ----------    --------     --------      --------     ----------     -------    ---------
    Net income (loss)(g)............   $   75,460    $(94,155)    $ 84,599      $(47,785)    $   18,119     (73,448)     (55,329)
                                       ==========    ========     ========      ========     ==========     =======    =========

PRO FORMA DATA (UNAUDITED)
  Historical income (loss)
    before income taxes and
    minority interest...............   $  100,735    $(94,155)    $ 84,599      $(62,975)    $   28,204      (3,025)      25,179
  Pro forma provision for
    income taxes(g).................       29,216          --           --       (15,190)        14,026      (1,210)      12,816
                                       ----------    --------     --------      --------     ----------     -------    ---------
  Pro forma income before equity in
    loss of ASI and minority
    interest(g).....................       71,519     (94,155)      84,599       (47,785)        14,178      (1,815)      12,363
  Equity in loss of ASI.............           --          --           --            --             --     (71,633)(i)  (71,633)
  Historical minority interest......          559          --           --            --            559          --          559
                                       ----------    --------     --------      --------     ----------     -------    ---------
  Pro forma net income(g)...........   $   70,960    $(94,155)    $ 84,599      $(47,785)    $   13,619     (73,448)     (59,829)
                                       ==========    ========     ========      ========     ==========     =======    =========



                                         AMKOR                                                                          PRO FORMA
                                       HISTORICAL                                                                      AS ADJUSTED
                                       ----------                                                                       --------
Basic net income per common
  share(g)..........................   $    .71                                                                        $    (.52)
                                       ========                                                                        =========
Diluted net income per common
  share(g)..........................   $    .70                                                                        $    (.52)
                                       ========                                                                        =========
Basic pro forma net income per
  common share (unaudited)(g).......   $    .67                                                                        $    (.56)
                                       ========                                                                        =========
Diluted pro forma net income per
  common share (unaudited)(g).......   $    .66                                                                        $    (.56)
                                       ========                                                                        =========
Shares used in computing basic
  net income per common share.......    106,221                                                                          106,221
Shares used in computing diluted
  net income per common share.......    116,596                                                                          106,221

-------------------------
(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K4 factory under our supply agreements. Because we currently sell substantially all of K4's services, the net revenues from the sale of K4's services to our customers are already reflected in our historical net revenues.

(b) Represents amortization of goodwill related to the Acquisition, assuming a ten-year life.

(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment.

(d) Represents the elimination of interest expense and foreign currency losses related to debt of K4, which we will not assume as part of the Acquisition.

(e) Represents (1) interest expense on $625,000 of Notes at an assumed weighted average interest rate of 9.65% and (2) $2,593 of amortization of deferred debt issuance costs, which are amortized over the life of the respective debt.

(f) Represents an income tax benefit due to the pro forma adjustments for interest expense.

(g) Prior to our reorganization in April 1998, our predecessor, AEI, elected to be taxed as an S Corporation under the Internal Revenue Code. As a result, AEI did not recognize any provision for federal income tax expense during the period presented. In accordance with applicable SEC regulations, we have presented a pro forma adjustment (unaudited) for income taxes to reflect the additional U.S. federal income taxes that we would have recorded if AEI had been a C Corporation during this period.

(h)  Represents net interest expense on funds used to finance the Investment.

(i) ASI's net loss for 1998 was $847.5 million. The following items are reflected in the reported net income:

                                                                     Income/(Expense)
                                                                     ----------------
                                                                    For the year ended
                                                                    December 31, 1998
                                                                    ------------------
Impairment of long-lived assets                                         $(273,937)
Interest expense, net                                                    (207,084)
Foreign exchange losses                                                  (142,605)
Gain on disposal of investments                                            23,082
Impairment loss on loans to affiliates                                   (122,188)
Guarantee obligation loss                                                 (97,344)
Equity in loss of unconsolidated subsidiaries                             (66,792)

The Company's pro forma equity in loss of ASI was determined as follows:


ASI net loss                                                            $(847,533)
Less: Net loss of K4                                                      (94,155)
Less: Impairment of long-lived assets                                    (273,937)
Plus: Interest and Foreign exchange loss allocated
      to K4                                                               (99,256)
Less: Interest and foreign exchange losses related to debt
      eliminated with proceeds of sale of K4 and equity
      investments; and interest related to bank debt
      converted into equity                                              (202,711)
Tax effect of adjustments                                                       -
                                                                        ---------
      Subtotal                                                           (375,986)
                                                                        =========
ATI Ownership percentage                                                       19%
                                                                        ---------
ATI's share of ASI net loss                                               (71,437)
Amortization over ten years of the difference at January 1, 1998
  between the Investment and the underlying net assets of ASI                (196)
                                                                        ---------
ATI pro forma equity in loss of ASI                                       (71,633)
                                                                        =========

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1999

                                                                         PRO FORMA
                                                         AMKOR          ADJUSTMENTS          PRO FORMA
                                                       HISTORICAL      FOR INVESTMENT       AS ADJUSTED
                                                       ----------      --------------       ------------
                                                                                           (IN THOUSANDS)
ASSETS
Cash and cash equivalents ...........................  $   81,921         $ (41,600)(a)       $   40,321
Short-term investments ..............................     205,871                --              205,871
Accounts receivable:
  Trade .............................................     162,405                --              162,405
  Due from affiliates ...............................       3,692                --                3,692
  Other .............................................       3,933                --                3,933
Inventories .........................................      78,651                --               78,651
Other current assets.................................      16,642                --               16,642
                                                       ----------         ---------           ----------
     Total current assets ...........................     553,115           (41,600)             511,515
                                                       ----------         ---------           ----------
Property, plant and equipment, net .................      781,410                --              781,410
                                                       ----------         ---------           ----------
Investments .........................................      23,741            41,600(b)            65,341
                                                       ----------         ---------           ----------
Other assets:
  Excess of cost over net assets acquired ...........     298,334                --              298,334
  Due from affiliates ...............................      29,967                --               29,967
  Other .............................................      61,561                --               61,561
                                                       ----------         ---------           ----------
     Total other assets .............................     389,862                --              389,862
                                                       ----------         ---------           ----------
     Total assets ...................................  $1,748,128                --           $1,748,128
                                                       ==========         =========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings and current portion
  of long-term debt .................................  $   26,139                --               26,139
Trade accounts payable ..............................     124,188                --              124,188
Due to affiliates ...................................      38,974                --               38,974
Bank overdraft ......................................      15,658                --               15,658
Accrued expenses ....................................      97,078                --               97,078
Accrued income taxes ................................      36,127                --               36,127
                                                       ----------         ---------           ----------
     Total current liabilities ......................     338,164                --              338,164
                                                       ----------         ---------           ----------
Long-term debt ......................................      10,325                --               10,325
                                                       ----------         ---------           ----------
Senior and senior subordinated notes ................     625,000                --              625,000
Convertible subordinated notes ......................     206,900                --              206,900
                                                       ----------         ---------           ----------
Other noncurrent liabilities ........................      19,422                --               19,422
                                                       ----------         ---------           ----------
     Total liabilities ..............................   1,199,811                --            1,199,811
                                                       ----------         ---------           ----------
Stockholders' equity:
  Common stock ......................................         118                --                  118
  Additional paid-in capital ........................     382,782                --              382,782
  Retained earnings .................................     166,271                --              166,271
  Unrealized losses .................................        (854)               --                 (854)
                                                       ----------         ---------           ----------
     Total stockholders' equity .....................     548,317                --              548,317
                                                       ----------         ---------           ----------
     Total liabilities and stockholders' equity .....  $1,748,128                --           $1,748,128
                                                       ==========         =========           ==========

(a) Represents the cash used to make the Investment.

(b) Represents the Investment.

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                  For the Nine Months Ended September 30, 1999
(Dollars in thousands)




                                                       PRO FORMA        PRO FORMA       PRO        PRO FORMA
                                AMKOR                 ADJUSTMENTS      ADJUSTMENTS     FORMA      ADJUSTMENTS      PRO FORMA
                               HISTORI-       K4           FOR             FOR          AS          FOR THE           AS
                                CAL      HISTORICAL  K4 ACQUISITIONS  THE OFFERING   ADJUSTED     INVESTMENTS      ADJUSTED
                              ---------  ----------  ---------------  ------------  ----------    -----------      ---------
Net Revenues................  1,371,698    42,582     (39,353)(a)                   1,374,927              -      1,374,927
Cost of revenues, including
  revenues from ASI.........  1,144,871    30,725     (39,353)(a)                   1,142,202              -      1,142,202
                                                       10,751 (b)
                                                       (4,792)(c)
                                -------    ------     -------         -------       ---------      ---------      ---------
  Gross profit................  226,827    11,857      (5,959)              -         232,725              -        232,725
                                -------    ------     -------         -------       ---------      ---------      ---------
Operating Expense:
  Selling, general and
  administrative..............  105,499     2,344           -                         107,843              -        107,843
  Research and development....    8,084       536           -                           8,620              -          8,620
                                -------    ------     -------         -------        --------     ----------      ---------
      Total operating
      expenses................  113,583     2,880           -               -         116,463              -        116,463
                                -------    ------     -------         -------        --------     ----------      ---------

 Operating income.............  113,244     8,977      (5,959)                        116,262                       116,262

Other (income) expense:
  Interest expense, net.......   29,429    24,492     (24,492)(d)      23,173(e)       52,602          1,575 (g)     54,177
  Foreign exchange
   (gain) loss................      151   (16,665)     16,665 (d)                         151              -            151
  Other (income) expense,
     net......................    6,225       113           -                           6,338              -          6,338
                                -------   -------     -------        --------        --------      ---------      ---------
     Total other (income)
        expense...............   35,805     7,940      (7,827)         23,173          59,091          1,575         60,666
                                -------   -------      ------        --------        --------      ---------      ---------
  Income (loss) before income
    taxes and equity in loss
    of ASI....................   77,439     1,037       1,868         (23,173)         57,171         (1,575)        55,596

  Equity in loss of ASI.......        -         -           -               -               -           (196)(h)       (196)
  Provision for income
   taxes......................   20,906         -           -          (5,937)(f)      14,969           (630)(f)     14,339
                                -------   -------      -------        -------        --------     ----------      ---------
     Net income.(loss)........  $56,533     1,037        1,868        (17,236)        $42,202         (1,141)        41,061
                                =======   =======      =======        =======        ========     ==========      =========
Basic net income per common
 share........................  $  0.48                                                                                 .35
                               ========                                                                           =========
Diluted net income per
  common share................  $  0.47                                                                                 .35
                                =======                                                                           =========
Shares used in computing
  basic net income per
  common share................  118,090                                                                             118,090
                                =======                                                                           =========
Shares used in computing
  diluted net income per
  common share................  134,079                                                                             118,748
                                =======                                                                           =========


-----------------
(a) We have eliminated the processing charges that we have paid to ASI for services performed for us at the K4 facility under our supply agreements. Because we currently sell substantially all of K4's services, the net revenues from the sale of K4's services to our customers are already reflected in our historical net revenues.

(b) Represents the amortization of goodwill related to the Acquisition, assuming a ten-year life.

(c) Represents change in depreciation expense based on adjusted book values of acquired property, plant and equipment.

(d) Represents the elimination of interest expense and foreign currency losses related to the debt of K4, which we will not assume as part of the Acquisition.

(e) Represents: (1) interest expense on $625,000 of Notes at an assumed weighted average interest rate of 9.65% and (2) $1,017 of amortization of debt issuance costs, which are amortized over the life of the respective debt:

(f) Represents an income tax benefit due to the pro forma adjustments for interest expense.

(g)  Represents net interest expense on funds used to finance the Investment

(h) ASI's net income for the nine months ended September 30, 1999 was $105.2 million. The following items are reflected in the reported net income:

                                                      Income/(Expense)
                                                      ----------------

                                                   For the nine months ended
                                                      September 30, 1999
                                                   ------------------------
Interest expense, net                                    $(143,454)
Foreign exchange gains                                      10,270
Loss on disposal of investments                             (4,938)
Gain on sale of K4                                         163,782
Impairment loss on loans to affiliates                     (22,442)


The company's pro forma equity in earnings of ASI was determined as follows:


ASI net income                                           $ 105,237
Less: Net income of K4                                       1,037
Less: Impairment of long-lived assets                           -
Less: Gain on sale of K4                                   163,782
Less: Interest and Foreign exchange loss allocated
      to K4                                                  7,827
Plus: Interest and foreign exchange losses related to
      debt eliminated with proceeds of sale of K4 and
      equity investments; and interest related to bank
      debt converted into equity                            44,413
Tax effect of adjustments                                   22,737
                                                          --------
      Subtotal                                                (259)
                                                          ========

ATI Ownership percentage                                       19%
                                                          --------

ATI's share of ASI net loss                                    (49)
Amortization over ten years of the difference at
  January 1, 1998 between the Investment and
  the underlying net assets of ASI                            (147)
                                                          --------
ATI pro forma equity in loss of ASI                           (196)
                                                          ========

      (c) Exhibits in accordance with Item 601 of Regulation S-K:



  EXHIBIT
  NUMBER                           DESCRIPTION
  ------                           -----------
    2.1       Letter of Commitment by and between Amkor Technology,
              Inc. and Anam Semiconductor, Inc., dated April 9, 1999*

    2.2       Translation of Principal Terms of the ASI Workout, dated
              February 23, 1999.**

   23.1       Consent of Samil Accounting Corporation.

   23.2       Consent of Siana Carr & O'Connor, LLP.

   23.3       Consent of Ahn Kwon & Co.

   99.1       Press release dated October 26, 1999.*

----------------------------------------------------------------------------
 * Previously filed with this report.

** Incorporated by reference to the Company's Annual Report on Form 10-K filed
   March 31, 1999.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMKOR TECHNOLOGY, INC.



                                    By: /s/ Kenneth T. Joyce
                                       ----------------------------------
                                        Kenneth T. Joyce
                                        Chief Financial Officer

                                    Dated:  December 7, 1999

                                INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                           DESCRIPTION
  ------                           -----------
    2.1       Letter of Commitment by and between Amkor Technology,
              Inc. and Anam Semiconductor, Inc., dated April 9, 1999*

    2.2       Translation of Principal Terms of the ASI Workout, dated
              February 23, 1999.**

   23.1       Consent of Samil Accounting Corporation

   23.2       Consent of Siana Carr & O'Connor, LLP.

   23.3       Consent of Ahn Kwon & Co.


   99.1       Press release dated October 26, 1999.*


--------------------------------------------------------------------------
 * Previously filed with this report.

** Incorporated by reference to the Company's Annual Report on Form 10-K filed
   March 31, 1999.